                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        STATE AUTO FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

    (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

    (3)  Filing Party:

          ----------------------------------------------------------------------

    (4)  Date Filed:

          ----------------------------------------------------------------------

                    [State Auto Financial Corporation Logo]

                        STATE AUTO FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
STATE AUTO FINANCIAL CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of State Auto Financial Corporation (the "Company") will be held at the Company's principal executive offices located at 518 East Broad Street, Columbus, Ohio, on Friday, May 23, 2003, at 10:00 A.M., EDST, for the following purposes:

          1. To elect two Class III directors, each to hold office for a three-year term and until a successor is elected and qualified;

          2. To consider and vote upon a proposal to amend the Company's 2000 Directors Stock Option Plan (the "Plan Amendment Proposal");

          3. To consider and vote upon the shareholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting (the "Shareholder Proposal"); and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 1, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

                                              By Order of the Board of Directors

                                              JOHN R. LOWTHER
                                              Secretary

Dated: April 14, 2003

                        STATE AUTO FINANCIAL CORPORATION

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of State Auto Financial Corporation (the "Company") to be used at its Annual Meeting of Shareholders to be held May 23, 2003 (the "Annual Meeting"). Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder's presence at the Annual Meeting does not by itself revoke the proxy.

     The mailing address of the principal executive offices of the Company is 518 East Broad Street, Columbus, Ohio 43215. The approximate date on which this Proxy Statement and the form of proxy are first being sent or given to shareholders is April 14, 2003.

                               PROXIES AND VOTING

     The close of business on April 1, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date there were outstanding and entitled to vote 39,162,572 of the Company's common shares, without par value (the "Common Shares"). Each Common Share is entitled to one vote.

     Shareholders do not have the right to cumulate their votes in the election of directors, and the nominees receiving the highest number of votes will be elected as the Class III directors. The vote required for the approval of the Plan Amendment Proposal described in more detail below is the favorable vote of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting. The vote required for the approval of the Shareholder Proposal described in more detail below is the favorable vote of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting.

     All Common Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the Common Shares represented by that proxy will be voted in favor of the nominees listed in this Proxy Statement for election as Class III directors, in favor of the Plan Amendment Proposal and in opposition to the Shareholder Proposal. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder's presence at the Annual Meeting does not by itself revoke the proxy.

     Abstentions will be considered as Common Shares present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Because the Plan Amendment Proposal and the Shareholder Proposal require the favorable vote of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting, abstentions will have the same effect as a vote against these proposals.

     If your Common Shares are held in street name, you will need to instruct your broker regarding how to vote your Common Shares. If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have the discretion to vote your Common Shares for the election of directors. There are certain other matters, however, over which your broker does not have discretion to vote your Common Shares without your instructions -- these situations are referred to as "broker non-votes." The Plan Amendment Proposal and the Shareholder Proposal fall into this category. If you do not provide your broker with voting instructions on these two proposals, your Common Shares will not be voted on these proposals. Broker non-votes will not be considered as Common Shares present and entitled to vote for these proposals and will not have a positive or negative effect on the outcome of these proposals.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     The number of directors currently is fixed at nine. The Board of Directors is divided into three classes, Class I, Class II and Class III, with three directors in each Class. The term of office of directors in one Class expires annually at each annual meeting of shareholders at such time as their successors are elected and qualified. Directors in each Class are elected for three-year terms. The term of office of the Class III directors expires concurrently with the holding of the Annual Meeting. Messrs. Urlin G. Harris and Richard K. Smith, two of the three incumbent directors in Class III, have been nominated for re-election. George R. Manser, the third Class III director, will not stand for re-election as a director of the Company because he is retiring from the board, having reached the age when he is no longer eligible to stand for re-election under the guidelines adopted by the Board of Directors.

     At the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy, unless a contrary position is indicated on such proxy, to vote the proxy for the election of the two nominees named in the following table as Class III directors, each to hold office until the 2006 annual meeting of shareholders and until a successor is elected and qualified. In the event that any nominee named in the table as a Class III director is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

     A replacement for Mr. Manser has not been nominated, thereby creating a vacancy in the Class III directors, because the Company believes that it is desirable to have a vacancy available which could be filled by the Board of Directors without the time and expense involved in holding a special meeting of shareholders should a person who could make a valuable contribution as a director of the Company become available. No decision has been made to fill the vacancy, nor has any candidate been considered or approved by the Board of Directors. The Nominating and Governance Committee of the Board of Directors, which consists solely of independent directors, is currently in the process of identifying suitable candidates.

     Proxies cannot be voted at the Annual Meeting for a greater number of persons than the two nominees named in this Proxy Statement.

     Set forth below is information about each of the Class III director nominees:

                          CLASS III DIRECTOR NOMINEES
                            (TERMS EXPIRING IN 2006)

                                                                           A           COMMON
        NAME OF                                                         DIRECTOR    SHARES OWNED
   DIRECTOR NOMINEE                                                      OF THE    BENEFICIALLY AS     %
    AND POSITION(S)                     PRINCIPAL OCCUPATION(S)         COMPANY      OF APRIL 1,      OF
     WITH COMPANY        AGE(1)        DURING THE PAST FIVE YEARS        SINCE       2003(2)(3)      CLASS
   ----------------      ------        --------------------------       --------   ---------------   -----
Urlin G. Harris,           66     Secretary and Treasurer of Aspen Ski    1991          114,261        *
  Jr. .................           & Board Co., a ski equipment
Director                          retailer, 7/99 to present; retired
                                  4/97 as an officer of the Company,
                                  State Auto Property and Casualty
                                  Insurance Company ("State Auto
                                  P&C"), Milbank Insurance Company
                                  ("Milbank"), State Auto National
                                  Insurance Company ("National"), each
                                  a wholly-owned subsidiary of the
                                  Company, and of State Automobile
                                  Mutual Insurance Company ("State
                                  Auto Mutual"); prior to his
                                  retirement, Mr. Harris was an
                                  executive officer of the Company
                                  since its formation in 1991 and an
                                  officer of State Auto Mutual since
                                  before 1991.
Richard K. Smith(4)....    58     Retired 6/97 as Partner of KPMG,        1999           13,000        *
Director                          LLP, a public accounting firm;
                                  Partner of KPMG, LLP, for more than
                                  five years prior to 6/97.

                               CLASS I DIRECTORS
                            (TERMS EXPIRING IN 2004)

                                                                           A           COMMON
        NAME OF                                                         DIRECTOR    SHARES OWNED
   DIRECTOR NOMINEE                                                      OF THE    BENEFICIALLY AS     %
    AND POSITION(S)                     PRINCIPAL OCCUPATION(S)         COMPANY      OF APRIL 1,      OF
     WITH COMPANY        AGE(1)        DURING THE PAST FIVE YEARS        SINCE       2003(2)(3)      CLASS
   ----------------      ------        --------------------------       --------   ---------------   -----
John R. Lowther(5).....    52     Senior Vice President of the            1991          109,287        *
Senior Vice President,            Company, State Auto P&C, Milbank,
Secretary and General             National, and Farmers Casualty
Counsel                           Insurance Company ("Farmers
                                  Casualty"), a wholly-owned
                                  subsidiary of the Company, and of
                                  State Auto Mutual, 3/01 to present;
                                  Secretary and General Counsel of the
                                  Company, State Auto P&C, Milbank,
                                  National, and State Auto Mutual for
                                  more than five years prior to 3/01;
                                  Vice President of the Company, State
                                  Auto P&C, Milbank, National and
                                  State Auto Mutual for more than five
                                  years prior to 3/01.
Paul W. Huesman(6).....    67     Agent with Huesman-Schmid Insurance     1991           66,247        *
Director                          Agency, Inc., an insurance agency,
                                  01/03 to present; Formerly President
                                  of Huesman-Schmid Insurance Agency,
                                  Inc., for more than five years prior
                                  to 01/03.
Robert H. Moone(7).....    59     Chairman of the Board of the            1998          264,421        *
Chairman, President and           Company, State Auto P&C, Milbank,
CEO                               National, Farmers Casualty and State
                                  Auto Mutual, 1/01 to present;
                                  President and CEO of the Company,
                                  State Auto P&C, Milbank, National,
                                  Farmers Casualty and State Auto
                                  Mutual, 5/99 to present; President
                                  and COO of the Company, State Auto
                                  P&C, Milbank, National and State
                                  Auto Mutual, 5/96 to 5/99.

                               CLASS II DIRECTORS
                            (TERMS EXPIRING IN 2005)

                                                                           A           COMMON
        NAME OF                                                         DIRECTOR    SHARES OWNED
       DIRECTOR                                                          OF THE    BENEFICIALLY AS     %
    AND POSITION(S)                     PRINCIPAL OCCUPATION(S)         COMPANY      OF APRIL 1,      OF
     WITH COMPANY        AGE(1)        DURING THE PAST FIVE YEARS        SINCE       2003(2)(3)      CLASS
    ---------------      ------        --------------------------       --------   ---------------   -----
William J. Lhota.......    63     Principal, LHOTA SERVICES, a firm       1994           36,000        *
Director                          providing ethics consulting and
                                  arbitration and mediation services,
                                  1/02 to present; Retired
                                  President -- Energy Delivery,
                                  American Electric Power (2000-2001);
                                  Retired Executive Vice President,
                                  American Electric Power Service
                                  Corporation, a management,
                                  technical, and professional
                                  subsidiary of American Electric
                                  Power (1989-2001). Mr. Lhota is also
                                  a director of Huntington Bancshares,
                                  Inc., a bank holding company.
David J. D'Antoni(8)...    58     Senior Vice President, Ashland,         1995           49,000        *
Director                          Inc., and Group Operating Officer,
                                  Ashland, Inc., 3/99 to present;
                                  Senior Vice President of Ashland,
                                  Inc. and President, Ashland
                                  Chemical, a division of Ashland,
                                  Inc., 7/88 to 3/99. Ashland, Inc. is
                                  involved in oil refining and
                                  marketing, highway construction,
                                  automotive after market products,
                                  specialty chemicals and chemical and
                                  plastics distribution.
S. Elaine Roberts......    50     President and CEO of the Columbus       2002                0        *
Director                          Regional Airport Authority, 01/03 to
                                  present; Executive Director of
                                  Columbus Airport Authority, 12/00 to
                                  01/03; Executive Director of Rhode
                                  Island Airport Corporation, 12/94 to
                                  12/00.

---------------

 *  Less than one (1%) percent.

(1) Ages shown are as of the date of the Annual Meeting.

(2) Except as indicated in the notes to this table, the persons named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by the named person. With respect to stock options, this table includes only stock options for Common Shares which are currently exercisable or exercisable within 60 days of April 1, 2003.

(3) The amount reported includes Common Shares attributable to options granted under the Company's 1991 Stock Option Plan and the 2000 Stock Option Plan for Messrs. Moone (124,822) and Lowther (42,716) and Common Shares attributable to options granted under both the Company's 1991 Directors Stock Option Plan and 2000 Directors Stock Option Plan for Messrs. Lhota (15,000), D'Antoni (15,000), Huesman (21,000), and Smith (5,000). Mr.
    Harris' shares owned include 55,600 Common Shares attributable to options granted under the Company's 1991 Stock Option Plan to Mr. Harris while he was employed by the Company and options for 9,000 Common Shares granted under the Company's 1991 Directors Stock Option Plan and the 2000 Directors Stock Option Plan since he retired from the Company.

(4) Includes 5,000 Common Shares owned by Mrs. Smith, as to which Mr. Smith disclaims beneficial ownership.

(5) Includes 13,250 Common Shares attributable to options granted to Mr. Lowther under the Company's 1991 Stock Option Plan, which he assigned to his spouse pursuant to the terms of the 1991 Stock Option Plan, and 2,000 Common Shares attributable to options granted under the 1991 Stock Option Plan, which he assigned pursuant to the 1991 Stock Option Plan to trusts maintained for the benefit of his children and 11,984 Common Shares owned by Mrs. Lowther. Mr. Lowther disclaims beneficial ownership of these Common Shares.

(6) Includes 2,873 Common Shares owned by Mrs. Huesman, as to which Mr. Huesman disclaims beneficial ownership, and 16,889 Common Shares owned by the Huesman-Schmid Insurance Agency, Inc. Defined Benefit Pension Plan. Mr. Huesman shares voting and investment power with the other trustee of this plan with respect to these Common Shares.

(7) Includes 27,990 Common Shares attributable to options granted to Mr. Moone under the 1991 Stock Option Plan, which he assigned to the Anna Moone Living Trust (Anna Moone and Robert H. Moone, co-trustees) pursuant to the terms of the 1991 Stock Option Plan, and 11,400 Common Shares owned by Mrs. Moone. Mr. Moone disclaims beneficial ownership of these Common Shares.

(8) Includes 12,000 Common Shares owned by Mrs. D'Antoni, as to which Mr. D'Antoni disclaims beneficial ownership.

     In addition to the Common Shares owned beneficially by Messrs. Lowther and Moone, as set forth above, Mark A. Blackburn, Steven J. Johnston and Steven R. Hazelbaker, the other named executive officers in the Summary Compensation Table set forth below, owned beneficially 26,777, 93,632, and 3,640 Common Shares, respectively, of the Company as of April 1, 2003, each of which represents less than 1% of the Company's outstanding Common Shares. These amounts include Common Shares attributable to options which are currently exercisable or exercisable within 60 days of April 1, 2003, granted under the Company's 1991 Stock Option Plan and the Company's 2000 Stock Option Plan in the amounts of 22,732, 61,698, and 1,666 for Messrs. Blackburn, Johnston and Hazelbaker, respectively. These persons and/or their spouses have sole voting and investment power with respect to all Common Shares beneficially owned by them. As of April 1, 2003, all directors and executive officers of the Company as a group (21 persons) owned beneficially 1,291,856 (3.3%) Common Shares of the Company, which included options for 703,533 Common Shares.

            MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     During the fiscal year ended December 31, 2002, the Company's Board of Directors (the "Board") held five meetings. No incumbent director attended fewer than 75% of the aggregate of the meetings of the Board and the meetings of all committees on which he or she served.

     The Board has an Audit Committee charged with several responsibilities, including: 1) appointment, compensation, retention and oversight of the work performed by the Company's independent auditors; 2) reviewing the Company's accounting functions, operations, and management; 3) considering the adequacy and effectiveness of the internal controls and internal auditing methods and procedures of the Company; 4) meeting and consulting with the Company's independent auditors and with the Company's financial and accounting personnel concerning the foregoing matters; 5) reviewing with the Company's independent auditors the scope of their audit of the Company and the results of their examination of its financial statements; 6) participating in the process of administering the Code of Business Conduct adopted by the Company; 7) establishing procedures for receipt, retention and treatment of compliance regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and 8) approving in advance any other work performed by the Company's independent auditors that they are permitted by law to perform for the Company. Present members are Richard K. Smith, David J. D'Antoni and George R. Manser. Pursuant to standards adopted by the Securities and Exchange Commission (the "SEC") and based on a recommendation of the Audit Committee, the Board of Directors of the Company has designated Richard K. Smith as the "Audit Committee Financial Expert." The Audit Committee held 11 meetings during the Company's fiscal year ended December 31, 2002. See also "Report of the Audit Committee" contained elsewhere in this Proxy Statement. The Amended and Restated Charter of the Audit Committee is attached to this Proxy Statement as part of the Governance Appendix.

     The Board has a Compensation Committee (the "Compensation Committee") charged with several responsibilities, including: 1) administering the Company's 2000 Stock Option Plan and 1991 Stock Option Plan; 2) evaluating the compensation, fringe benefits and perquisites provided to the Company's officers and adopting compensation policies applicable to the Company's executive officers; 3) evaluating the compensation provided to the members of the Board and its committees; and 4) performing those other tasks as described in the Charter of the Compensation Committee. Present members of such committee are David J. D'Antoni, William J. Lhota, Richard K. Smith and George R. Manser. See also "Compensation Committee Report" contained elsewhere in this Proxy Statement. The Compensation Committee held eight meetings during the Company's fiscal year ended December 31, 2002. The Charter of the Compensation Committee is attached in the Governance Appendix included in this Proxy Statement.

     The Board has a Nominating and Governance Committee (the "Nominating Committee") charged with several responsibilities, including: 1) selecting nominees for election as directors; 2) reviewing the performance of the Board;
3) approving and recommending to the Board Corporate Governance Guidelines for the Company; and 4) performing those other tasks as described in the Charter of the Nominating Committee. The members of the Nominating Committee are William J. Lhota, George R. Manser, and S. Elaine Roberts, all of whom are independent directors as defined by the NASDAQ Stock Market standards. This Committee met three times in 2002. The Charter of the Nominating Committee and the Company's Corporate Governance Guidelines adopted by the Nominating Committee are included in the Governance Appendix that is attached to this Proxy Statement.

     The Board also has an Investment Committee which oversees the investment function of the Company and its insurance subsidiaries. Serving on this Committee are Urlin G. Harris, Jr., Paul W. Huesman, S. Elaine Roberts, George
R. Manser, and Richard K. Smith. The Charter of the Investment Committee is attached to this Proxy Statement in the Governance Appendix. This Committee was formed in November 2002, and did not meet in 2002.

                           COMPENSATION OF DIRECTORS

     Directors of the Company who are not also officers of the Company receive from the Company an annual fee of $20,000, plus travel expenses incurred in attending directors' meetings, and a fee of $500, plus travel expenses, for each committee meeting attended other than committee meetings conducted telephonically or in which a director participates telephonically, for which the fee is $250 per meeting ($500 per telephone meeting beginning in March 2003). In addition to the foregoing, each committee chair receives an additional $5,000 annual retainer (up to a maximum of $5,000 even if a director chairs more than one committee). Directors may defer all or a portion of these fees under the Company's deferred compensation plan for directors. In addition, directors of the Company who are not full-time employees of the Company or its parent or subsidiary corporations receive stock options pursuant to the 2000 Directors Stock Option Plan. Under this plan, promptly following each annual meeting of shareholders of the Company, each eligible director is granted a non-qualified option to purchase 1,500 Common Shares of the Company at the fair market value of such shares on the last trading day prior to the annual meeting. Options are immediately exercisable in whole or in part and must be exercised within ten years of the date of grant. A director's compliance with the Stock Ownership Guidelines is a condition to his or her eligibility for receipt of options under this plan. One of the proposals to be voted on at the Annual Meeting relates to the approval of an amendment to the 2000 Directors Stock Option Plan to increase the number of options granted from 1,500 to 4,200 options per year. While shareholder approval is not legally required for this amendment, the Board of Directors believes it is appropriate to present this matter to the shareholders for a vote. If shareholder approval is received for this amendment, the increase in the number of options to be granted to directors will be effective for options granted following the Annual Meeting.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Pursuant to a Management and Operations Agreement effective January 1, 2000, as amended (the "2000 Management Agreement"), among State Auto Mutual, the Company, State Auto P&C, Milbank, National, and other affiliated companies, the executive officers of the Company, State Auto P&C, Milbank, and National, as well as every other person providing services to these companies, are employees of State Auto P&C rather than State Auto Mutual, while State Auto Mutual acts as the common paymaster and common agent. The costs and expenses associated with these employees of State Auto P&C are reimbursed to State Auto Mutual, as paymaster, in accordance with the terms of the 2000 Management Agreement. See "Certain Transactions" below.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     Set forth below is information concerning the compensation paid or accrued by, or reimbursed to, State Auto Mutual for the Company's fiscal years ended December 31, 2002, 2001, and 2000, to the Company's chief executive officer and its four most highly compensated executive officers, other than the chief executive officer:

                           SUMMARY COMPENSATION TABLE

                                                             LONG TERM
                                                            COMPENSATION
                                                               AWARDS
                                                            ------------
                                                             SECURITIES
                                     ANNUAL COMPENSATION     UNDERLYING
                                     --------------------     OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY(1)   BONUS(2)    GRANTED(3)    COMPENSATION(4)
---------------------------   ----   ---------   --------   ------------   ---------------
Robert H. Moone.............  2002   $440,000    $ 11,455      27,500          $16,230
  Chairman, President and     2001   $400,000    $256,298      24,100          $14,830
  Chief Executive Officer     2000   $336,000    $255,577      33,600          $12,590
Mark A. Blackburn...........  2002   $220,220    $  5,733      10,400          $   906
  Senior Vice President       2001   $197,892    $ 50,314       9,100          $   906
                              2000   $170,000    $ 58,707       7,200          $   999
Steven J. Johnston..........  2002   $235,155    $  5,813      11,600          $ 6,803
  Senior Vice President,      2001   $189,860    $ 44,345       9,200          $ 6,063
  Treasurer and               2000   $171,617    $ 83,021      13,200          $ 6,006
  Chief Financial Officer
John R. Lowther.............  2002   $214,049    $  5,224      10,200          $ 7,236
  Senior Vice President,      2001   $174,036    $ 69,721       7,900          $ 6,639
  Secretary and General       2000   $145,030    $ 86,766      10,800          $ 5,858
  Counsel
Steven R. Hazelbaker........  2002   $225,000    $  2,388       5,000          $ 6,663
  Vice President              2001   $225,000          --          --          $ 4,933

---------------

(1) Includes amounts deferred pursuant to the State Auto Insurance Companies Capital Accumulation Plan (the "CAP") and the Non-Qualified Incentive Deferred Compensation Plan (the "Deferred Compensation Plan"). The CAP is a defined contribution plan (within the meaning of the Employee Retirement Income Security Act of 1974) ("ERISA") and is intended to be a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the CAP, each participant is eligible to enter into a written salary reduction agreement with the participant's employer whereby the participant's salary will be reduced by a whole percentage from 1% to 16%, as elected by the participant, in accordance with the rules governing cash or deferred arrangements under Section 401(k) of the Code. The amount deferred by a participant is contributed by his or her employer to the trust fund for the CAP and invested in accordance with the election of the participant from among investment funds established under the trust agreement, including the Common Shares. The Deferred Compensation Plan is a non-qualified, unfunded deferred compensation plan for eligible key employees who are legally precluded from contributing a full 6% of compensation to the CAP or who choose to defer a portion of their salary beyond the amount matched by the CAP. Under the

    Deferred Compensation Plan, such employees are eligible to enter into a salary reduction agreement to defer payment of an additional portion of the employee's salary as the employee prescribes on an election form executed annually in advance of the year in which such compensation would be earned. Deferred amounts, along with the Company matching amounts on that portion deferred that is eligible for the match (see footnote (4), below), are invested by State Auto P&C in a variety of investment options made available to participants in the Deferred Compensation Plan pursuant to the terms of such plan.

(2) The amounts appearing in this column represent bonuses paid pursuant to the State Auto Quality Performance Bonus Plan (the "QPB"). Under the QPB for 2002, quarterly bonuses were paid to employees who had completed two full calendar quarters of service if the direct statutory combined ratio for such quarter was 100% or less for all combined affiliated insurers.

   Also included in this column are special incentive bonuses earned in 2001 and 2000 under special incentive bonus plans put into place for Mr. Johnston, Mr. Blackburn, and Mr. Lowther by the President. While similar plans were in place for 2002, the amounts of those bonuses were not determined as of the date this Proxy Statement was printed. The Compensation Committee also had in place special incentive bonus plans for Mr. Moone in 2002, 2001 and 2000. The bonus shown for Mr. Moone for 2001 and 2000 includes the special bonus earned in each such year. The 2002 incentive bonus for Mr. Moone has not been determined as of the date this Proxy Statement was printed (see "Compensation Committee Report").

(3) In each year noted, the persons listed in the Summary Compensation Table were granted options to purchase the number of Common Shares of the Company set forth in this column pursuant to the Company's 1991 Stock Option Plan or 2000 Stock Option Plan.

(4) The amounts appearing in this column represent the Company's contributions and credits on behalf of each named person under the CAP or the Deferred Compensation Plan. Each participant in the CAP is credited annually with his or her allocable share of employer matching contributions made to the CAP from the consolidated net accumulated or current earnings of State Auto Mutual and its subsidiaries. A participant's share of the matching contribution equals 75% of his or her salary reduction contributions up to 2% of compensation, plus 50% of his or her salary reduction contributions from 3% to 6% of compensation. While a participant is always vested in his or her own salary reduction contributions, the rights of a participant to amounts credited to his or her account as matching contributions vest as follows: (a) one-third of matching contributions allocated for the plan year preceding the plan year in which termination of employment occurs, two-thirds of matching contributions allocated for the second plan year before the plan year in which termination of employment occurs, and 100% of the matching contributions allocated for the third and earlier plan years before the plan year in which termination of employment occurs; and (b) notwithstanding the foregoing, after the participant has five or more years of service with State Auto P&C and its affiliates, all matching contributions become vested. The following are the amounts of the Company matching contributions under the CAP for 2002 for the officer indicated: Mr. Moone -- $6,500; Mr. Johnston -- $6,566; Mr. Lowther -- $6,627; and Mr.
    Hazelbaker -- $6,663. Each employee who is eligible to participate in the Deferred Compensation Plan is credited annually with his or her allocable share of Company matching contributions on the same basis that contributions are matched under the CAP, provided that no more than 6% of any employee's salary is subject to being matched under either the CAP or the Deferred Compensation Plan. The following amounts reflect the Company's contribution to the Deferred Compensation Plan for 2002: Mr. Moone --

    $8,900. The amounts appearing in this column also represent the premiums for policies of whole life insurance purchased on behalf of the officers of the Company, including the executive officers named above. The following amounts represent the premiums paid for whole life insurance for 2002: Mr.
    Moone -- $830; Mr. Johnston -- $237; Mr. Blackburn  -- $906; and Mr.
    Lowther -- $609.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows the number of options granted in 2002 to the individuals named in the Summary Compensation Table and estimates the potential realizable value of these option grants.

                                      INDIVIDUAL GRANTS                      POTENTIAL          POTENTIAL
                       ------------------------------------------------   REALIZABLE VALUE   REALIZABLE VALUE
                                    % OF TOTAL                               AT ASSUMED         AT ASSUMED
                       NUMBER OF     OPTIONS                              ANNUAL RATES OF    ANNUAL RATES OF
                       SECURITIES   GRANTED TO   EXERCISE                   STOCK PRICE        STOCK PRICE
                       UNDERLYING   EMPLOYEES     OR BASE                 APPRECIATION FOR   APPRECIATION FOR
                        OPTIONS     IN FISCAL      PRICE     EXPIRATION     OPTION TERM        OPTION TERM
        NAME           GRANTED(1)      YEAR      ($/SH)(2)      DATE          5%($)(3)          10%($)(3)
        ----           ----------   ----------   ---------   ----------   ----------------   ----------------
Robert H. Moone......    27,500        8.8%       $16.00     5/22/2012        $290,152           $722,645
Mark A. Blackburn....    10,400        3.3%       $16.00     5/22/2012        $109,730           $273,291
Steven J. Johnston...    11,600        3.7%       $16.00     5/22/2012        $122,391           $304,825
John R. Lowther......    10,200        3.3%       $16.00     5/22/2012        $107,620           $268,036
Steven R.
  Hazelbaker.........     5,000        1.6%       $16.00     5/22/2012        $ 52,755           $131,390

---------------

(1) Options were granted on May 23, 2002. The options are fully exercisable in 1/3 increments over a three-year vesting period, so long as employment with the Company or its subsidiaries or its parent continues. There are no stock appreciation rights, performance units, or other instruments granted in tandem with these options, nor are there any reload provisions, tax reimbursement features or performance-based conditions to exercisability.

(2) The option exercise price is the closing price of the Company's shares on the NASDAQ National Market System on the day of the grant.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates dictated by the Securities and Exchange Commission when the "Potential Realizable Value" alternative is used and are not intended to be a forecast of the Company's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table sets forth stock option exercises during 2002 by the executive officers named in the Summary Compensation Table and shows the number of Common Shares represented by both exercisable and non-exercisable stock options and the value of in-the-money stock options

(exercisable and non-exercisable) held by each of the named executive officers as of December 31, 2002.

                                                          NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                               UNDERLYING            IN-THE-MONEY
                                                          UNEXERCISED OPTIONS         OPTIONS AT
                                                              AT FY-END(#)            FY-END($)
                       SHARES ACQUIRED       VALUE            EXERCISABLE/           EXERCISABLE/
        NAME           ON EXERCISE(#)    REALIZED($)(1)      UNEXERCISABLE         UNEXERCISABLE(2)
        ----           ---------------   --------------   --------------------   --------------------
Robert H. Moone(3)...      23,850           $287,074         135,613/43,567           $763,030/0
Mark A. Blackburn....         -0-                -0-          16,232/16,468           $ 57,525/0
Steven J. Johnston...       6,200           $ 64,604          57,566/17,734           $343,612/0
John R. Lowther(4)...      13,500           $147,960          65,433/15,467           $468,118/0
Steven R.
  Hazelbaker.........         -0-                -0-                0/5,000                  0/0

---------------

(1) Aggregate market value of the Common Shares covered by the option less the aggregate price paid by the executive officer.

(2) The value of in-the-money options was determined by subtracting the exercise price from the market value of the Company's Common Shares as of December 31, 2002 ($15.50), based on the closing price of the Company's Common Shares on the NASDAQ National Market System on that date, the last trading day of 2002.

(3) 27,990 of the options indicated as exercisable at fiscal year end have been assigned to the living trust of Mr. Moone's spouse of which he is the co-trustee.

(4) 13,250 of the options indicated as exercisable at fiscal year end have been assigned to Mr. Lowther's spouse and 2,000 of such options have been assigned to trusts maintained for the benefit of Mr. Lowther's children.

EMPLOYEES' RETIREMENT PLAN

     During 2002, the executive officers named in the Summary Compensation Table, as well as substantially all employees of State Auto P&C, were eligible to participate in the State Auto Insurance Companies' Employee Retirement Plan (the "Retirement Plan"). The Retirement Plan is a defined benefit plan (within the meaning of ERISA) which is intended to be a qualified plan under Section 401(a) of the Code, and is subject to the minimum funding standards of Section 412 of the Code. Benefits payable under the Retirement Plan are funded through employer contributions to a trust fund.

     In addition, the executive officers named in the Summary Compensation Table benefited in 2002 from a non-qualified Amended and Restated Supplemental Executive Retirement Plan (the "Supplemental Plan"). The Supplemental Plan is intended to offset the impact of the Code's and ERISA's limitations on retirement benefits available under the Retirement Plan by providing for a lump sum or deferred cash payments in an actuarially determined amount upon retirement of officers whose participation in the Supplemental Plan is approved by the Board of Directors of State Auto Mutual.

     The table below shows estimated annual benefits payable under the Retirement Plan and the Supplemental Plan to a participant upon retirement at age 65 with indicated average annual compensation and period of service:

                      ESTIMATED ANNUAL RETIREMENT BENEFIT

   ANNUAL      ANNUAL RETIREMENT BENEFIT BASED ON YEARS OF SERVICE
  AVERAGE      ----------------------------------------------------
COMPENSATION   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
------------   --------   --------   --------   --------   --------
$125,000...    $47,410    $60,757    $ 74,103   $ 87,450   $100,737
$150,000...    $52,713    $68,959    $ 85,205   $101,452   $117,632
$175,000...    $56,240    $75,386    $ 94,532   $113,678   $132,756
$200,000...    $59,768    $81,813    $103,859   $125,904   $147,881
$225,000...    $63,296    $88,240    $113,185   $138,130   $163,005
$250,000...    $65,979    $93,129    $120,280   $147,430   $174,509
$300,000...    $65,979    $93,129    $120,280   $147,430   $174,509
$400,000...    $65,979    $93,129    $139,458   $152,933   $174,509
$450,000...    $65,979    $93,129    $154,076   $169,235   $185,964
$500,000...    $65,979    $93,129    $168,694   $185,538   $204,233

Note: The annual average compensation applies to post-1988 salaries. Post-1988 salaries have been capped according to the Internal Revenue Code. Benefit amounts are based on the straight life annuity and are not subject to offset by Social Security.

     Benefits shown above are computed as a straight single life annuity beginning at age 65. Such amounts are not subject to offset for Social Security benefits or other amounts payable to participants in the Retirement Plan. As of December 31, 2002, the years of credited service to the nearest whole year and annual average compensation for each of the named executive officers in the Summary Compensation Table actively participating in the Retirement Plan on such date were as follows:

           NAME OF                  YEARS OF       CURRENT ANNUAL AVERAGE COMPENSATION
          INDIVIDUAL            CREDITED SERVICE     FOR PURPOSES OF RETIREMENT PLAN
          ----------            ----------------   -----------------------------------
Robert H. Moone...............         32                       $200,000
Mark A. Blackburn.............          3                       $200,000
Steven J. Johnston............         17                       $200,000
John R. Lowther...............         16                       $200,000
Steven R. Hazelbaker..........          8                       $200,000

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  EMPLOYMENT AGREEMENT WITH MR. MOONE

     Robert H. Moone, the Company's Chairman, President, and Chief Executive Officer, has entered into an Employment Agreement with the Company, with the current term continuing through December 31, 2004, or until his earlier death or disability, or upon earlier termination by either Mr. Moone or the Company as permitted by the agreement. The Employment Agreement automatically renews at the end of a term for an additional two-year term until one of the parties gives 60 days notice of his or its intent not to renew such agreement. Mr. Moone's Employment Agreement provides that his annual rate of compensation will not be less than his base salary at the time the agreement was entered into by the parties, plus such increases in base compensation as may be authorized by the Compensation Committee of the Company's Board of Directors. The Employment Agreement also provides for Mr. Moone's continued participation in the Company's QPB and his incentive bonus arrangement (collectively "Incentive Compensation Plans").

     In the event Mr. Moone is terminated for cause, he will be entitled to receive salary payments for twelve bi-weekly pay periods following the date of termination plus any compensation to which he is entitled under the Incentive Compensation Plans. In the event Mr. Moone is terminated without cause (other than for death, disability, or retirement), he will be entitled to the following: payment of his base salary, and receipt of benefits under his Employment Agreement, both for a 24-month period; payment of the average of the prior two years' aggregate QPB payments; and payment of the average of the two prior years' incentive bonus arrangement. Mr. Moone and his spouse shall also be entitled to participate in the Company's health insurance plan until he becomes eligible for Medicare. In the event Mr. Moone becomes disabled, which disability continues for more than six consecutive months during a twelve-month period, the Company may terminate Mr. Moone's Employment Agreement, and he will be entitled to receive his base salary and payments under the Incentive Compensation Plans to the date of termination. Thereafter, Mr. Moone will be entitled to receive 20% of his base salary, in addition to disability benefits received from any of the Company's long-term disability benefits, throughout the period of his disability or until he attains age 65, whichever first occurs. In the event of Mr. Moone's death, his beneficiaries will receive payment of his base annual salary for twelve months plus a pro rata share of Incentive Compensation Plan payments "earned" as of the date of death.

  EXECUTIVE AGREEMENTS (CHANGE-IN-CONTROL ARRANGEMENTS)

     The Company has entered into Executive Agreements with Mr. Moone and three of the persons named in the Summary Compensation Table, which provide for the payment of certain benefits in the event of a change in control of the Company or State Auto Mutual. These Executive Agreements were entered into as part of the Company's corporate strategy to provide protection for, and thus retain, its well-qualified senior executive officers notwithstanding any actual or threatened change in control of the Company or of its parent, State Auto Mutual. A "Change in Control" of the Company generally includes:

     - The acquisition by any person of beneficial ownership of 25% or more of the Company's outstanding voting securities;

     - A change in the composition of the board of directors of the Company if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

     - A merger involving the Company where the Company's shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

     - The dissolution of the Company; or

     - A disposition of assets, reorganization, or other corporate event involving the Company which would have the same effect as any of the above-described events.

     As respects State Auto Mutual, a change in control includes:

     - A person who has not been a director or an officer of State Auto Mutual for at least the previous 12 months becomes empowered to vote the proxy of the members of State Auto Mutual;

     - State Auto Mutual affiliates with or merges with a third party where a majority of the current board of State Auto Mutual does not continue in office;

     - State Auto Mutual is subject to an order of rehabilitation or liquidation issued by the Ohio Department of Insurance; or

     - State Auto Mutual converts to a stock corporation and a majority of the board of directors of State Auto Mutual does not continue to serve on the board of directors of the converted company.

     Under each Executive Agreement, the Company or its successor must provide severance benefits to the executive officer if his employment is terminated (other than on account of the officer's death or disability or termination for cause):

     - By the Company, at any time within 36 months after a Change in Control;

     - By the Company, at any time prior to a Change in Control but after commencement of any discussions with a third party relating to a possible Change in Control involving such third party ("Change in Control Discussion") if the officer's termination is in contemplation of such possible Change in Control and such Change in Control is actually consummated within 12 months after the date of such officer's termination;

     - By the executive officer voluntarily with Good Reason at any time within 36 months after a Change in Control of the Company; and

     - By the executive officer voluntarily with Good Reason at any time after commencement of Change in Control Discussions if such Change in Control is actually consummated within 12 months after the date of such officer's termination.

     "Good Reason" generally means the assignment to the executive officer of duties which are materially and adversely different from or inconsistent with the duties, responsibility or status of the executive officer's position during the twelve months prior to the Change in Control, a reduction in such officer's salary, benefits or incentive bonus or a demand to relocate to more than 35 miles from the executive officer's current location, made by the Company or its successor. An executive officer's determination of Good Reason will be conclusive and binding upon the parties if made in good faith, except that, if the executive officer is serving as Chief Executive Officer of the Company immediately prior to a Change in Control, the occurrence of a Change in Control will be conclusively deemed to constitute Good Reason.

     In addition to accrued compensation, bonuses, and vested benefits and stock options, the executive officer's severance benefits payable under the Executive Agreements include:

     - A lump-sum cash payment equal to three times the officer's then current base annual salary;

     - A lump-sum cash payment equal to three times the highest annual incentive compensation to which the officer would be entitled;

     - Thirty-six months of continued insurance benefits;

     - Thirty-six months of additional service credited for purposes of retirement benefits; and

     - Out-placement benefits in an amount equal to 15% of Annual Base Salary.

     Each Executive Agreement also provides that the Company will pay the executive officer such amounts as would be necessary to compensate such officer for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement. However, in the event the executive officer's contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that the Company will not have to pay an excess severance payment and the executive officer will not be subject to an excise tax.

     The Executive Agreements provide that, for a period of five years after any termination of the executive's employment, the Company will provide the executive with coverage under a standard directors' and officers' liability insurance policy at its expense, and will indemnify, hold harmless, and defend the executive to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by the executive in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of the Company or any subsidiary.

     The Company must pay the cost of counsel (legal and accounting) for an executive officer in the event such officer is required to enforce any of the rights granted under his Executive Agreement. In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce such officer's rights under the Executive Agreement at a rate equal to the prime commercial rate of the Company's principal bank or its successor in effect from time to time plus 4%.

     The Executive Agreements (except Mr. Moone's which has a two year renewable term to coincide with his Employment Agreement), are in effect through December 31, 2003, subject to automatic renewals and to an extension for thirty-six months after any month in which a Change of Control occurs. An Executive Agreement will terminate if the employment of the executive officer terminates other than under circumstances which trigger the severance benefits. The Executive Agreement also imposes a post termination confidentiality covenant and a non-competition covenant on the executive officer. The confidentiality covenant has a one-year term, while the non-compete has a six-month term and includes a company size factor and a geographic factor as respects the scope of the non-compete.

     No other named executive officer of the Company has an employment agreement with the Company.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of the following four members of the Company's Board of Directors: David J. D'Antoni, William J. Lhota, Richard K. Smith and George R. Manser. None of the members of the Compensation Committee is, or was, an officer or employee of the Company, any of its subsidiaries, or of State Auto Mutual. Also, no executive officer of the Company served during 2002 as a member of a compensation committee or as a director of any entity of which any of the Company's Compensation Committee members served as an executive officer.

                         COMPENSATION COMMITTEE REPORT

     The following is the report of the Compensation Committee whose members are identified below, with respect to compensation reported for 2002 as reflected in the compensation tables above.

     The Company's Compensation Committee determines the base salary and incentive bonus of Robert H. Moone, the Chairman, President and Chief Executive Officer (the "CEO"), while in turn Mr. Moone administers the base salary component of the cash compensation paid to the other named executive officers, all of whom reported to him in 2002. Mr. Moone also makes recommendations to the Compensation Committee with respect to incentive bonuses for the named executive officers.

     The compensation policies applied by the CEO in setting base salaries earned by the named executive officers in 2002 mirror those applied in the Company at large. This compensation system is intended to reward individuals based on their performance, to encourage a focus on underwriting profit while achieving sales goals, to provide for competitive levels of compensation necessary to attract and retain executive officers, and to create an understanding of the importance of achieving company-wide goals over the long term.

     For 2002, compensation for the named executive officers had three components as to which discretion was exercised: annual base salary, stock options and incentive bonus. Mr. Moone reviews the base salary of persons reporting directly to him approximately every 12 months. This included Messrs. Johnston, Blackburn, Lowther, and Hazelbaker, the other named executive officers. Merit raises granted each year reflect Mr. Moone's assessment of the individual officer's performance in achieving division-wide goals set at the beginning of the year. The overall performance of the Company's operating units is also considered. In individual cases, raises may also reflect a named executive officer's assumption of additional duties and responsibilities. Another factor that affects the named executive officers' salaries is the level of parity with the reported salaries of similar positions in peer companies.

     The Compensation Committee believes that stock options and individual stock purchases by executive officers create a mutuality of interest between the shareholders and management. This is believed to be desirable and in the best interests of the shareholders as it focuses management's attention on the importance of long-term appreciation in the price of the Company's Common Shares. In that regard, stock ownership guidelines (the "Guidelines") created by the Compensation Committee apply to Mr. Moone, the other named executive officers, and all other option recipients under the 1991 and 2000 Stock Option Plans and the 1991 and 2000 Directors Stock Option Plans. These Guidelines require optionees under the 1991 and 2000 Stock Option Plans to own Common

Shares of the Company equal to percentages of base salary depending on the person's position within the Company, and current optionees under the 1991 and 2000 Directors Stock Option Plans to own Common Shares with a value equal to at least three times their annual director's retainer. These Guidelines are intended to be a condition precedent to receipt of future option grants. The Guidelines require any option recipient under the 1991 and 2000 Stock Option Plans who is not currently in compliance to participate in the Company's benefit plans where the Common Shares are available as an investment at the rate of 6% of base salary in order to be eligible for future option grants. Directors of the Company are required to make proportional progress in the five-year qualifying period. Every named executive officer (and each director of the Company as well) met the stock ownership requirements imposed by the Guidelines for 2002.

     Options were awarded to the CEO, the other named executive officers, and other employees in May 2002. These options were based on the same formula as has been used for a number of years. The number of options granted depended on the relationship of the estimated value of underlying shares to be granted as options to a percentage of the salary level applicable to each tier of option grants. In applying this formula, the Committee used a then recent share price ($16.89) to determine the number of options granted to each option recipient.

     With respect to cash bonus arrangements, the Company's QPB is intended to provide a more short-term incentive to virtually all employees to generate underwriting profits on a quarterly basis. Under the QPB in 2002, quarterly bonuses were paid to all employees who completed two full calendar quarters of service if the insurance affiliates of the Company had a direct statutory combined ratio for such quarter of 100% or less. This is formula driven and no discretion is exercised by the Compensation Committee. Mr. Moone and the other named executive officers receive cash bonuses under the Company's QPB, as well as the individualized cash incentive compensation plans discussed below.

     In addition, Mr. Moone developed individualized incentive cash compensation plans for Messrs. Johnston, Blackburn, and Lowther, while Mr. Moone had his incentive cash compensation plan for 2002 determined by the Compensation Committee. The incentive cash compensation plan for each executive officer is hereafter referred to as his "Executive Bonus Plan." Each of the Executive Bonus Plans applicable to Messrs. Johnston, Blackburn, and Lowther provided for a set of objective measures of performance designed by Mr. Moone to focus the attention and effort of these individuals on the operational and financial success and the profitability of the Company. As to certain of these executive officers, one half of such incentive bonus available depended upon such executive officer's meeting particularized objectives and targets applicable to such person's area of responsibility within the Company. For these executive officers the other half was driven by the same objective measures set forth in Mr. Moone's 2002 Executive Bonus Plan described below. The incentive bonus of one of these executive officers depended solely on two company-wide, objective peer comparison measures of performance factors applicable also to Mr. Moone's 2002 Executive Bonus Plan.

     The Compensation Committee met in July 2002 to consider and determine Mr. Moone's Executive Bonus Plan bonus earned for 2001. The formula, utilizing comparisons with peer companies as respects statutory combined ratios and net premium written growth, requires a significant delay in calculating the bonus because of the delay in securing peer company financial results. Mr. Moone's 2001 non-discretionary bonus was driven by three factors compared to the set of peer companies identified below: three year average total shareholder return ("TSR"), combined ratio

("CR") and net written premium growth ("NWP"). Mr. Moone's bonus target percentage in the non-discretionary bonus element was 50% of his salary.

     Also, because of the merger between State Auto Mutual and Meridian Mutual Insurance Company ("Meridian Mutual") and State Auto Mutual's acquisition of Meridian Insurance Group, Inc. ("MIGI")(Meridian Mutual and MIGI are referred to collectively as "Meridian"), that was effective in June 2001, the Committee believed it was appropriate to ratably consider the results of Meridian with respect to CR and NWP. The Committee allocated 80% to the historical State Auto results in 2001 and 20% to the combined State Auto Meridian results for the year 2001. This was premised on the fact that Meridian was somewhat less than one-half the size of State Auto and State Auto controlled Meridian for about one-half of 2001. Based on the peer comparisons, after adjusting for the weighting described above, Mr. Moone earned 7 points for CR (4th place), 8 points for NWP (3rd place), and for TSR he earned 9 points (second place). Twenty-four total points earned a bonus of 80% of target or $160,000.

     In deciding on Mr. Moone's discretionary bonus, where he can earn up to 25% of base salary, the Committee considered the following factors: the successful ongoing integration of Meridian into State Auto; his management of the disagreement with the Ohio Insurance Department relating to the service fee under the 2000 Management Agreement; the necessity for additional reserves at Meridian; and Mr. Moone's management of the Meridian reserve situation once it was discovered to be an issue.

     Considering all those issues, the Committee agreed to grant him a discretionary bonus of $80,000 or 20% of his 2001 salary. In the aggregate, Mr. Moone's total bonus earned in 2001 (but paid in 2002) was $240,000 and this number is included in the Bonus Column in the Summary Compensation Table for the year 2001.

     For 2002, there were four components to the Company's compensation arrangements with the Chief Executive Officer: base salary, incentive compensation arrangements, QPB, and stock options. The QPB and stock option elements are discussed above.

     In December 2001, the Committee evaluated Mr. Moone's performance and his compensation level based on both objective and subjective measures. The Committee's objective is to maintain Mr. Moone's salary at a level that is competitive with salary of the person holding comparable position(s) at a set of peer companies. The Committee reviewed the salary component of compensation of chief executive officers of companies of similar size included in an annual salary survey conducted by the NAII, which is State Auto Mutual's and State Auto P&C's national trade association. In addition, the Committee utilizes a compensation consultant that compares chief executive officer compensation at State Auto to a peer group comprising a set of fourteen comparable property and casualty insurance companies. Besides the salary comparison data, the Committee considered several factors, including the overall operations of the State Auto Group, as reflected in the combined ratio and quarterly earnings reports, Mr. Moone's day-to-day management of State Auto's operations and the significant increase in size and scope of management responsibilities as a result of the relatively recent merger with the Meridian group of companies.

     Based upon the foregoing evaluation, the Committee set Mr. Moone's base salary at $440,000 for 2002, a $40,000 increase from the prior year. This increase reflected two components. One component was a merit raise increase of $20,000, or 5.0% of his 2001 base salary, based upon his 2001 performance evaluation. The other component was a $20,000 adjustment to reflect the decision by the board of directors of State Auto Mutual to cease payment of director fees to employee/officer directors of that company.

     In addition, the cash Executive Bonus Plan continued in place for 2002 for Mr. Moone. His Executive Bonus Plan utilized three parameters for peer comparison: three-year average shareholder return, statutory combined ratio, and direct written premium growth. Thus, the total number of points available continued to be 30, as reflected in the table below.

     The nine peer property casualty insurance groups to which the performance of the Company is compared are as follows: Alfa Insurance Group, Allstate, Chubb, Cincinnati Insurance Companies, Harleysville Group, EMC Insurance Group, Inc., Ohio Casualty Group, Safeco, and Selective Insurance Group. The points system is as follows:

TOTAL POINTS EARNED  PERCENT OF TARGET
-------------------  -----------------
       30-27                100%
       26-23                 80%
       22-19                 60%
       18-15                 40%
       14-11                 20%
    10 or less                0%

     The performance of State Auto as respects combined ratio, three-year average shareholders' return, and direct written premium growth are ranked from 10 to 1, with 10 being the best in each criteria. The rank equates to a point total. The highest point total attainable is 30, the lowest is 3. These peer companies are not necessarily the same group of insurers in the NASDAQ Insurance Index or in the NAII Salary Survey referred to above.

     In this period of transition following the Meridian merger, the Committee altered the formula as respects combined ratio and premium growth bonus factors. The combined ratio on "historic" State Auto business will be compared to the 9 peer companies and points will be awarded based on rank, with 10 points for 1st etc. That point total will be adjusted to reflect the proportion that "historic" State Auto premium bears to the entire premium of the State Auto group (including "historic" Meridian). The second part of this component will be based on improvement in the "historic" Meridian accident year combined ratio. A bonus point will be added for each point of combined ratio improvement for accident year 2002 as compared to accident year 2001. Ten points is the maximum available here, and this result will be ratably adjusted to reflect the proportion of "historic" Meridian premium to the State Auto group premium.

     For 2002, Mr. Moone's targeted bonus available equals 50% of his 2002 annual salary. In addition, the plan contemplates that the Compensation Committee may award an additional bonus of up to 25% of base salary based on a subjective evaluation of his performance by the Committee. As respects the bonus to be earned for 2002, the Committee will determine the number of points the Company earned when the statutory combined ratio and premium revenue growth numbers for each of the peer company groups become available. In addition, the Committee must determine the amount, if any, of bonus payable due to its evaluation of Mr. Moone's performance as Chairman, President and Chief Executive Officer under the discretionary component of the Executive Bonus

Plan for Mr. Moone. Hence, Mr. Moone's bonus earned in the 2002 calendar year remains undetermined.

                             COMPENSATION COMMITTEE

                               David J. D'Antoni
                               William J. Lhota
                               George R. Manser
                               Richard K. Smith

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (the "Committee") provides assistance to the directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, the Audit Committee maintains free and open communication between the directors, the independent auditors, the internal auditors, and the senior management of the Company. Notwithstanding the foregoing, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

     In the course of fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the Company's 2002 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held a total of eleven meetings in 2002, six in person and five telephone conference calls, and each member of the Audit Committee attended at least 75% of the meetings. The Committee increased the number of regularly scheduled meetings to four per year, in addition to the telephonic meetings held just prior to the release of earnings.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2002 fiscal year for filing with the SEC.

     The full responsibilities of the Audit Committee are set forth in its charter, which is reviewed and amended periodically by the Board. In response to the Sarbanes Oxley Act of 2002 ("Sarbanes Oxley"), including the rules promulgated by the SEC and the NASDAQ to implement specific provisions of Sarbanes Oxley, the Board has adopted an amended and restated charter for the Audit Committee. This amended and restated charter is attached in the Governance Appendix to this Proxy Statement.

     As discussed above, the Audit Committee is responsible to monitor and review the Company's financial reporting process on behalf of the Board of Directors. However, it is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company, and some members may not be accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditor included in its report on the Company's financial statements. The Audit Committee's review does not provide the Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent accountants are in fact "independent."

     All of the members of the Audit Committee are independent directors as defined by the rules and regulations of NASDAQ, the New York Stock Exchange and the provisions of the Sarbanes Oxley Act of 2002 as implemented by the rules of the SEC. The Board of Directors has confirmed and determined that Richard K. Smith, the Chair of the Committee, is an "audit committee financial expert" as defined by the rules of the SEC. Mr. Smith is a retired partner of the "Big Four" firm, KPMG, LLP, and while at that firm he had experience auditing property casualty insurance companies, some of which presented a size and level of complexity from a financial statement perspective at least equal to that presented by the Company.

     The Audit Committee will receive regular reports from the Company's compliance officer with respect to matters coming within the scope of the Code of Business Conduct adopted by the Company in late 2002 and implemented in January 2003. The Chief Executive Officer and the principal financial officers have each agreed to be bound by the Code of Business Conduct and the Sarbanes Oxley mandated Code of Ethics as a Special Supplement to the Code of Business Conduct. The Company has also implemented and applied the Code of Business Conduct throughout the Company.

                               AUDIT COMMITTEE

                               David J. D'Antoni
                               George R. Manser
                               Richard K. Smith

                               PERFORMANCE GRAPH

     The line graph below compares the total return on $100 invested on December 31, 1997, in the Company's shares, the CRSP Total Return Index for the NASDAQ Stock Market ("NASDAQ Index"), and the CRSP Total Return Index for NASDAQ insurance stocks ("NASDAQ Ins. Index"), with dividends reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
[PERFORMANCE GRAPH]

                                                          STFC                    NASDAQ INDEX              NASDAQ INS. INDEX
                                                          ----                    ------------              -----------------
12/31/97                                                 100.000                     100.000                    100.000
12/31/98                                                  77.235                     140.990                     89.094
12/31/99                                                  57.515                     261.486                     69.102
12/31/00                                                 113.704                     157.395                     86.777
12/31/01                                                 104.158                     124.866                     93.019
12/31/02                                                 100.288                      86.327                     93.742

                        12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                        --------   --------   --------   --------   --------   --------
STFC..................   100.000     77.235     57.515    113.704    104.158    100.288
NASDAQ Index..........   100.000    140.990    261.486    157.395    124.866     86.327
NASDAQ Ins. Index.....   100.000     89.094     69.102     86.777     93.019     93.742

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information with respect to the only shareholders known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Shares:

                                                   AMOUNT AND NATURE
                NAME AND ADDRESS                     OF BENEFICIAL     PERCENT
               OF BENEFICIAL OWNER                     OWNERSHIP       OF CLASS
               -------------------                 -----------------   --------
State Automobile Mutual Insurance Company(1).....     26,285,419        67.2%
  518 East Broad Street
  Columbus, OH 43215
Gregory M. Shepard(2)............................      2,000,000         5.1%
  15 Country Club Place
  Bloomington, Illinois 61701

---------------

(1) As of April 1, 2003, State Auto Mutual exercises sole voting and investment power with respect to such Common Shares.

(2) Based solely on Schedule 13D filed with the SEC on December 13, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION
                             (AT DECEMBER 31, 2002)

                                                                     NUMBER OF SECURITIES
                        NUMBER OF SECURITIES                         REMAINING AVAILABLE
                            TO BE ISSUED        WEIGHTED-AVERAGE     FOR FUTURE ISSUANCE
                          UPON EXERCISE OF      EXERCISE PRICE OF        UNDER EQUITY
PLAN CATEGORY           OUTSTANDING OPTIONS    OUTSTANDING OPTIONS    COMPENSATION PLANS
-------------           --------------------   -------------------   --------------------
Equity Compensation
  Plans Approved by
  Security Holders....       2,671,925               $10.98              5,192,700(1)
Equity Compensation
  Plans not Approved
  by Security
  Holders.............         104,325               $13.51                295,675(2)
Total.................

---------------

(1) Includes 4,434,200 Common Shares available for issuance under the Company's 2000 Stock Option Plan, 277,500 Common Shares available for issuance under the Company's 2000 Directors Stock Option Plan, and 481,000 Common Shares available for issuance under the Company's 1991 Employee Stock Purchase and Dividend Reinvestment Plan.

(2) This is the number of Common Shares available for issuance under the 1998 State Auto Agent's Stock Option Plan.

1998 STATE AUTO AGENT'S STOCK OPTION PLAN

     The Company's Board of Directors adopted the 1998 State Auto Agent's Stock Option Plan (the "Agent's Option Plan") to encourage selected independent insurance agencies that represent the Company and its affiliates (the "State Auto Agents") to acquire or increase and retain a financial interest in the Company in order to strengthen the mutuality of interests between the State Auto Agents and the Company. The Agent's Option Plan is administered by a plan administration committee consisting of at least three members appointed by the Company's Board of Directors. The Agent's Option Plan will terminate in May 2008, unless terminated earlier by the Company's Board of Directors.

     Under the Agent's Option Plan, State Auto Agents who become participants are offered nonqualified stock options to purchase Common Shares of the Company. The number of options granted to a participant is based on the formula set forth in the Agent's Option Plan and in each participant's participation agreement. The exercise price of options granted under the Agent's Option Plan is equal to the last reported sale price of the Common Shares on the NASDAQ National Market on the day of the grant. The options granted become exercisable on the first day of the calendar year following the participant's achievement of specific production and profitability requirements over a period not greater than two calendar years from date of grant or a portion thereof in the first calendar year in which a participant commences participation in the Agent's Option Plan. Subject to certain restrictions, participants may exercise options that become vested. Each option has a term of ten years. If an option is not fully exercised by its expiration date, it will terminate to the extent not previously exercised.

     If a participant's agency agreement terminates, or if the participant fails to meet its performance criteria as set forth in its participation agreement and in the Agent's Option Plan, or the participant fails to pay any amounts due under its agency agreement on time, the option granted to such participant, to the extent not vested, will terminate. In addition, if a participant terminates its relationship with the Company or its affiliates, the participant will not be eligible to receive awards of options after the date of such termination, and any outstanding but unexercised awards will terminate as described in the preceding sentence.

     The Common Shares subject to the Agent's Option Plan have been registered under the Securities Act of 1933, as amended. Therefore, these Common Shares are freely tradeable once acquired upon the exercise of the options, unless such Common Shares are acquired by a participant who is considered an "affiliate" of the Company.

                              CERTAIN TRANSACTIONS

     In 2002, the Company and its subsidiaries, State Auto P&C, Milbank, National, State Auto Insurance Company of Ohio, formerly known as State Auto Insurance Company ("SAOH"), Strategic Insurance Software, Inc. ("S.I.S."), Stateco Financial Services, Inc. ("Stateco"), and 518 Property Management and Leasing LLC ("518 PML"), operated and managed their businesses in conjunction with State Auto Mutual under a Management and Operations Agreement dated January 1, 2000 (the "2000 Management Agreement"). Under the 2000 Management Agreement, every executive, managerial, technical, professional, supervisory, clerical function for all of the above named companies party to the 2000 Management Agreement is performed by an employee of State Auto P&C. In addition to the 2000 Management Agreement, there is also a Management and Operations Agreement dated January 1, 2000 (the "2000 Midwest Management Agreement") among State Auto P&C, State Auto Mutual and State Auto Insurance Company of Wisconsin, formerly known as Midwest Security Insurance Company ("SAWI"), a wholly-owned subsidiary of State Auto Mutual, and a Management and Operations Agreement dated January 1, 2000 (the "2000 Farmers Casualty Management Agreement"), among State Auto P&C, Farmers Casualty, and Mid-Plains Insurance Company ("Mid-Plains"), a wholly-owned subsidiary of Farmers Casualty. In addition, effective July 2002, State Auto P&C entered into a Management Service Agreement with Meridian Security Insurance Company, Meridian Citizens Security Insurance Company, and Meridian Citizens Mutual Insurance Company (collectively the "MIGI Insurers"), pursuant to which State Auto P&C's employees provide management and operations services to the MIGI Insurers in exchange for a reimbursement of its expenses plus an override equal to 10% of the expenses attributable to such employee expenses.

     During 2002, the 2000 Management Agreement was a pure cost allocation agreement. Also in place during 2002 was the Stop Loss Reinsurance Agreement (the "Stop Loss") between State Auto Mutual and the Company. Under the Stop Loss, if the State Auto Pool's (as defined below) statutory loss and loss adjustment expense ratio (the "Loss Ratio") is between 70.75% and 80%, State Auto Mutual will reinsure State Auto P&C and certain of its affiliates 27% of the State Auto Pool's losses in excess of a Loss Ratio of 70.75% to 80%. State Auto P&C and certain of its affiliates would be responsible for their share of the State Auto Pool's losses over the 80% threshold. State Auto Mutual will have the right to participate in the profits of the State Auto Pool. State Auto Mutual will assume 27% of the State Auto Pool's underwriting profits attributable to a Loss Ratio less than 69.25% but more than 50.99%. The Stop Loss has a 27-month term, expiring on December 31, 2003. During 2002, State Auto Mutual paid the Company $8.8 million for reinsured losses in the second and third calendar quarters, while the Company paid State Auto Mutual $1.4 million as part of the underwriting profit earned by the Company from State Auto Pool in the first and fourth calendar quarters.

     During 2002, the following companies incurred the following management fees to State Auto P&C under the 2000 Midwest Management Agreement, the 2000 Farmers Casualty Management Agreement, and the 2002 MIGI Management Agreement:
SAWI -- $190,000; Farmers Casualty -- $209,000; Mid-Plains -- $18,000; Meridian Security -- $287,000; Meridian Citizens Security -- $38,000 and Meridian Citizens Mutual -- $38,000.

     The 2000 Management Agreement, as amended by Amendment No. 3, also addresses procedures for potential conflicts of interest. Generally, business opportunities presented to the common officers of the companies, other than business opportunities that meet certain criteria, must be presented to Independent Committees of State Auto Mutual's and the Company's boards of directors. These committees review and evaluate the business opportunity using such factors as each considers relevant. Based upon such review and evaluation, these committees then make recommendations to each respective board of directors as to whether or not such business opportunities should be pursued and, if so, by which company. The boards of directors of State Auto Mutual or its insurer subsidiaries and of the Company or any of its subsidiaries must then act on the recommendation of the committee after considering all other factors deemed relevant to them. The Charter of the Independent Committee of the Company is included in the Governance Appendix attached hereto.

     Each of the 2000 Management Agreement, the 2000 Midwest Management Agreement, and the 2000 Farmers Casualty Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided that any party to the agreement could terminate its own participation at the end of the term then in effect by giving at least two years' advance written notice of non-renewal to the other parties, with the exception that Milbank may terminate its participation on 120 days' notice. The MIGI Management Agreement continues until terminated by 180 days' notice. Any party could also terminate its participation upon events constituting a change of control or potential change of control (as defined in the 2000 Management Agreement, the 2000 Midwest Management Agreement and the 2000 Farmers Casualty Management Agreement) of the Company, or upon agreement of the parties. The agreement automatically terminates with respect to a party (and only that party) if such party is subject to insolvency proceedings.

     Since January 1987, State Auto P&C and State Auto Mutual have participated in an intercompany pooling arrangement (the "State Auto Pool" or the "Pooling Arrangement") which has been amended from time to time, including amendments adding participants to the Pooling Arrangement and adjusting pooling percentages. Under the terms of the Pooling Arrangement, State Auto P&C and the other pool participants cede all of their direct insurance business to State Auto Mutual. All of State Auto Mutual's property and casualty insurance business is also included in the pooled business, except for voluntary assumed reinsurance business. State Auto Mutual then cedes a percentage of the pooled business to State Auto P&C and the other pool participants and retains the balance. During 2002, the Reinsurance Pooling Agreement, amended and restated as of January 1, 2000, as subsequently amended (the "2000 Pooling Agreement"), was in force. Parties to the pooling arrangement and their allocated pooling percentages as of December 31, 2002 are as follows: State Auto Mutual -- 19%; State Auto P&C -- 59%; Milbank -- 17%; Farmers Casualty -- 3%; SAWI -- 1% and SAOH -- 1%.

     Stateco undertakes on behalf of State Auto Mutual, State Auto P&C, Milbank, National, SAWI, Farmers Casualty, Mid-Plains, SAOH and each of the MIGI Insurers the responsibility of managing those companies' investable assets. In consideration of this service, Stateco charges such companies an annual fee, paid quarterly, based on a percentage of the average investable assets of each company. The percentage currently set is 0.4% for bonds and 0.5% for equities, with a 0.1% bonus available if the stock portfolio return exceeds that of the S&P 500 Index for the same period. During 2002, the following companies incurred the following fees to Stateco: State Auto Mutual -- $1,581,532; State Auto
P&C -- $3,578,870; Milbank -- $1,002,365; National -- $169,278; SAWI -- $74,439;
Farmers Casualty -- $166,783; Mid-Plains -- $35,612; SAOH -- $66,568; Meridian Security -- $303,023; Meridian Citizens Security -- $69,135 and Meridian Citizens Mutual -- $57,040. The Company believes the fee charged by Stateco is comparable to those charged by independent investment managers under similar circumstances.

     The Company's wholly-owned subsidiary, S.I.S., develops and sells software for use by insurance companies and insurance agencies. S.I.S sells its software and software support services to its affiliated insurers and to nonaffiliated entities. In 2002, these affiliates paid $1,125,774 to S.I.S for its services and products. S.I.S. believes its fees for software development and software licensing charged to affiliates reflect what a third party would pay S.I.S. for similar services.

     State Auto Mutual has guaranteed the adequacy of State Auto P&C's loss and loss expense reserves as of December 31, 1990. Pursuant to the guarantee, State Auto Mutual has agreed to reimburse State Auto P&C for any losses and loss expenses in excess of State Auto P&C's December 31, 1990 reserves ($65,463,732) that may develop from claims that have occurred on or prior to that date. This guarantee ensures that any deficiency in the reserves of State Auto P&C as of December 31, 1990, under the pooling arrangement percentages effective on December 31, 1990 will be reimbursed by State Auto Mutual.

     Paul W. Huesman, a director of the Company, was during 2002 President of Huesman-Schmid Insurance Agency, an independent insurance agency licensed to sell insurance products for State Auto P&C, State Auto Mutual, National and SAOH. During 2002, State Auto P&C, National, State Auto Mutual and SAOH paid such insurance agency and its affiliated agencies commissions in the amount of $452,776. Such commissions were determined in the same manner as commissions are determined for other agencies of State Auto P&C, State Auto Mutual, National, and SAOH.

     State Auto P&C, State Auto Mutual, Milbank, National, SAWI, Farmers Casualty, Mid-Plains, SAOH and the MIGI Insurers (collectively the "State Auto Group") together participate in a catastrophe reinsurance program. Under this program, State Auto P&C is the catastrophe reinsurer for the State Auto Group. The amount retained by the State Auto Group is $40.0 million for each occurrence. For up to $80.0 million in losses, excess of $40.0 million, traditional reinsurance coverage is provided. In the event the State Auto Group incurs catastrophe losses in excess of $120.0 million, the Company has entered into a structured contingent financing transaction with Bank One, NA ("Bank One") to provide up to an additional $100.0 million to be used to cover catastrophe losses in excess of $120.0 million. Under this arrangement, in the event of such a loss, the Company would sell redeemable preferred shares to SAF Funding Corporation, a special purpose company ("SPC"), which will borrow the money necessary for such purchase from Bank One and a syndicate of other lenders. The Company will contribute to State Auto P&C the proceeds from the sale of its preferred shares. State Auto P&C has assumed catastrophe reinsurance from State Auto Mutual, Milbank, National, SAWI, Farmers Casualty, Mid-Plains, SAOH and the MIGI Insurers pursuant to a Catastrophe Assumption Agreement in the amount of $100.0 million excess of $120.0 million, and State Auto P&C received premiums for such coverage from such companies in the following amounts, respectively $2,561,344, $285,108, $108,608, $85,574, $112,526, $11,054, $19,020 and $266,766. The Company believes that the premiums charged by State Auto P&C under the Catastrophe Assumption Agreement are comparable to the premiums that would be charged by independent reinsurers under similar reinsurance arrangements. State Auto P&C will use the contributed capital to pay its direct catastrophe losses and losses assumed under the Catastrophe Assumption Agreement. The Company is obligated to repay the SPC (which will repay the lenders) by redeeming the preferred shares over a five-year period. This layer of $100.0 million of reinsurance provided by State Auto P&C in excess of $120.0 million has been excluded from the 2000 Pooling Agreement. In addition, the Company's obligation to repay Bank One has been secured by a Put Agreement among the Company, State Auto Mutual and the Lenders, under which, in the event of a default by the Company as described in the Credit Agreement or in the Put Agreement, State Auto Mutual would be obligated to either buy the preferred shares from the SPC or repay the SPC for the loan(s) outstanding.

     The Company's wholly owned subsidiary, 518 PML, leases an office building it owns near Nashville, Tennessee, to State Auto Mutual. 518 PML received $503,475 from State Auto Mutual in rent for the Nashville Regional office in 2002. In addition, 518 PML leases office buildings it owns in Greer, South Carolina, and West Des Moines, Iowa to State Auto Mutual for its Southern Regional Office and Des Moines Branch Office, respectively. 518 PML received $530,124 in rent from State Auto Mutual for the South Carolina location and $196,236 in rent for the Iowa location in 2002. The Company believes these rents reflect market rates.

     In 1999, the Company entered into a line of credit agreement with State Auto Mutual pursuant to which State Auto Mutual loaned $45.5 million to the Company to fund the Company's then-existing stock repurchase program. Principal on this loan, which is currently $45.5 million, is due on demand, with final payment due on or prior to December 31, 2005. The interest rate for this loan is adjusted annually on each January 1 to reflect adjustments in the then current prime lending rate as well as the Company's current financial position. The interest rate for this loan was 4.75% in 2002 and will be 4.25% in 2003. In 2002, the Company paid $2,161,250 in interest to State Auto Mutual on this loan.

     Effective September 30, 2002, Milbank entered into a surplus contribution note with Meridian Security pursuant to which Meridian Security loaned $15,000,000 to Milbank. The purpose of this surplus contribution note was to lower Milbank's net written premium to statutory surplus ratio. Subject to the condition described below and the other terms of the note, the maturity date of this loan is September 30, 2012. The interest rate of this loan is equal to the U.S. Treasury ten-year note yield at September 30, 2002 plus 100 basis points (total 4.59%) and is adjustable October 1, 2007 to the then current U.S. Treasury ten-year note yield plus 100 basis points for the remaining term of the note. Interest is accrued, but all payments of principal or interest may be made only with the prior written approval of the South Dakota Director of Insurance. Interest is scheduled to be paid semiannually in arrears starting March 30, 2003. Interest expense on this loan was $172,000 in 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP ("Ernst & Young") served as the independent public accountants for the Company for its fiscal year ended December 31, 2002, and it has been selected by the Audit Committee to be the Company's independent public accountants for the fiscal year ending December 31, 2003. It is expected that a representative of Ernst & Young will be present at the Annual Meeting and will be given an opportunity to make a statement, if such representative desires, and to respond to appropriate questions.

     Aggregate fees billed to or incurred by the Company for services performed for the years ending December 31, 2002, and December 31, 2001, respectively by Ernst & Young were as follows:

2002
Audit.......................................................  $336,318
Audit related...............................................  $ 47,456
Tax.........................................................  $ 46,400
All other...................................................  $  2,650
                                                              --------
Total.......................................................  $432,824(1)

2001
Audit.......................................................  $460,028
Audit related...............................................  $ 18,610
Tax.........................................................  $131,755
All other...................................................  $  1,500
                                                              --------
Total.......................................................  $611,893(1)

---------------

(1) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence. After November 2002, the Audit Committee must pre-approve any non-audit services performed by Ernst & Young, to the extent such services are not prohibited by law from being performed by Ernst & Young. The following describes the categories of fees other than "Audit." Audit related represents fees for services rendered in connection with the audit of employee benefit plans and merger and acquisition activity. Tax represents fees for tax consulting and compliance services provided, including tax return preparation. All other represents fees related to permitted corporate finance assistance and internet accounting service.

          PROPOSAL TWO: AMENDMENT TO 2000 DIRECTORS STOCK OPTION PLAN

     The directors and shareholders of the Company have approved the 2000 Directors Stock Option Plan (the "Directors Option Plan"). The purpose of the Directors Option Plan is to advance the interests of the Company and its shareholders by encouraging directors of the Company who are not full-time employees of the Company ("Eligible Directors") to acquire and retain a financial interest in the Company and to strengthen the mutuality of interests between the Eligible Directors and the Company's shareholders through the granting of stock options to purchase Common Shares. As of the date of this Proxy Statement, there are six Eligible Directors. A total of 300,000 Common Shares have been reserved for issuance under the Directors Option Plan (subject to anti-dilution provisions), and as of the date of this Proxy Statement, April 14, 2003, options for 22,500 Common Shares had been granted.

     At the Annual Meeting, shareholders will be asked to approve Amendment No. 4 to the Directors Option Plan, which was adopted by the directors on November 22, 2002. If adopted, Amendment No. 4 will increase from 1,500 to 4,200 the number of Common Shares subject to annual option grants to Eligible Directors. The following discussion of the Directors Option Plan and of Amendment No. 4 is qualified in its entirety by reference to the full text of the Directors Option Plan, including the proposed amendment, which is attached to this Proxy Statement as the Directors Option Plan Appendix.

     The proposed amendment is the result of a recommendation of an outside consultant retained by the Compensation Committee who performed a review and assessment of the compensation of the Company's directors. This consultant concluded that the total compensation paid to the Company's directors was not as competitive as compensation arrangements of directors of other similarly situated public companies. Rather than increase the amount of the cash compensation payable to directors through the annual retainer, the Compensation Committee desires to improve the competitiveness of compensation to directors by increasing the number of Common Shares subject to annual option grants under the Directors Option Plan. This method of increasing compensation to directors also aligns the interests of the directors with those of shareholders, as more of the directors' compensation is at risk if the market price of the Common Shares does not appreciate in value.

     Under applicable law and the terms of the Directors Option Plan, shareholder approval of this amendment is not required. However, the directors believe that it is appropriate for this amendment to be approved by shareholders. This is also consistent with proposed rules of the NASDAQ Stock Market. Therefore, the amendment will not become effective unless approved by shareholders at the Annual Meeting. The affirmative vote of the holders of a majority of the Common Shares present or represented at the Annual Meeting and entitled to vote thereat is necessary to approve the proposed amendment. At the Annual Meeting, unless otherwise indicated, proxies will be voted for the adoption of the proposed amendment.

     Under the Directors Option Plan, following each annual meeting of shareholders of the Company (commencing with the 2003 Annual Meeting), each Eligible Director will be automatically granted an option to purchase 4,200 Common Shares. No consideration is received by the Company for the granting of options under the Directors Option Plan. The options provided for under the Directors Option Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), otherwise known as nonqualified options, and are fully vested at the time of grant.

     The exercise price of the stock options granted under the Directors Option Plan is the fair market value of the Common Shares underlying the option at the time the option is granted. For purposes of the Directors Option Plan, the fair market value of the Common Shares means, as of any given date: (a) the last reported sale price on the NASDAQ National Market System as of the end of the regular trading day; (b) the mean between the high and low bid and ask price, as reported by the National Association of Securities Dealers, Inc.; or (c) the last reported sale price on any stock exchange on which the Common Shares are listed. Each option granted under the Directors Option Plan must be evidenced by a written stock option agreement between the Eligible Director to whom such option was granted and the Company.

     No option may be exercised more than ten years after the date of grant. Options are not transferable except by gift to a grantee's spouse, children, grandchildren, or to the trustee of a trust for the principal benefit of these persons or to a partnership or limited liability company whose only partners or members, as the case may be, consist of these persons. Options may be exercised only by a grantee or his or her estate or legal representative or, if gifted, by the permitted transferee or the transferee's legal representative. If a grantee of an option dies while holding an unexercised stock option, any stock option held by such grantee at the time of his or her death must be exercised prior to the expiration of the grant, unless death occurs within 90 days of the expiration of the grant, in which case the grant continues in place for another 180 days after the death of the grantee to allow the estate or heirs to exercise the option in a more orderly fashion.

     The Board of Directors may at any time amend or terminate the Directors Option Plan. However, no such amendment or termination may materially and adversely affect the rights of any outstanding options granted under the Directors Option Plan without obtaining the consent of the individuals who have been granted such options.

     In the event of a "change in control" or "potential change in control" of the Company (generally defined by reference to the acquisition of a specified percentage of voting power, or a change in the composition of the Board of Directors, or an acquisition of the Company that requires shareholder approval, or a transaction involving the Company or its affiliates that requires shareholder approval and has the effect of causing the Company to cease to be a public company), all outstanding options may be terminated by the Company upon the payment of cash in an amount equal to the difference between the exercise price of the option and the "change in control price" (generally defined to mean the highest fair market value of the shares underlying the options at any time during the sixty-day period preceding the event that triggered the change in control or potential change in control provisions of the Directors Option Plan). If the change in control price is less than the exercise price, the option may be terminated without any payment.

     The market value of the Common Shares subject to options outstanding under the Directors Option Plan as of April 1, 2003, was $380,925 ($16.93 (the closing price on April 1, 2003) X 22,500).

     As indicated above, options granted to directors under the Directors Option Plan are nonqualified options. The federal income tax consequences of the issuance and exercise of the options granted under the Directors Option Plan to the grantees of the options and to the Company is generally described as follows:

          (a) The grant of a nonqualified option, by itself, will not result in income to the grantee.

          (b) Except as provided in (e) below, the exercise of a nonqualified option (in whole or in part, according to its terms) will result in ordinary income to the grantee at that time in an amount equal to the excess (if any) of the fair market value of the Common Shares on the date of exercise over the exercise price.

          (c) Except as provided in (e) below, the grantee's tax basis of the Common Shares acquired upon the exercise of a nonqualified option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of the Common Shares, will be the fair market value of the Common Shares on the date of exercise.

          (d) No deduction will be allowable to the Company upon the grant of a nonqualified option, but upon the exercise of a nonqualified option, a deduction will be allowable to the

     Company at that time in an amount equal to the amount of ordinary income realized by the grantee exercising the nonqualified option if the Company satisfies applicable federal income tax withholding or reporting requirements.

          (e) With respect to the exercise of a nonqualified option and the payment of the exercise price by the delivery of Common Shares, to the extent that the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the grantee at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the grantee in the Common Shares received will include his or her holding period in the Common Shares surrendered. To the extent that the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be realized by the grantee at that time in the amount of the fair market value of such excess Common Shares, the tax basis of such excess Common Shares will be equal to the fair market value of such Common Shares at the time of exercise and the holding period of the grantee in such Common Shares will begin on the date such Common Shares are transferred to the grantee.

     Set forth below is the number of Common Shares which may be received by all eligible directors (including the nominees for director) as a group upon the exercise of options which are to be granted under the Directors Option Plan following the 2003 Annual Meeting of Shareholders, depending upon whether or not Amendment No. 4 to the Directors Option Plan is approved by shareholders:

                                   NUMBER OF COMMON             NUMBER OF COMMON
                               SHARES TO BE SUBJECT TO      SHARES TO BE SUBJECT TO
                              OPTION GRANTS IF AMENDMENT   OPTION GRANTS IF AMENDMENT
                                NO. 4 IS NOT APPROVED          NO. 4 IS APPROVED
                              --------------------------   --------------------------
All directors who are not
  Executive Officers........            9,000                        25,200

     The affirmative vote of the holders of a majority of the Common Shares present or represented at the meeting and entitled to vote thereat is necessary to approve the proposed amendment. Abstentions and non-votes by brokers holding Common Shares in street name will have the same effect as Common Shares cast against the proposed amendment. State Auto Mutual, the holder of approximately 67% of the Common Shares, has indicated its intent to vote to approve the proposed amendment. If State Auto Mutual votes to approve this amendment, the proposal will be adopted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE DIRECTORS OPTION PLAN.

                      PROPOSAL THREE: SHAREHOLDER PROPOSAL

     The Company has been notified that a shareholder intends to present the proposal set forth below for consideration at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposal and supporting statement set forth below. THE BOARD OF DIRECTORS, INCLUDING THE MEMBERS OF THE SPECIAL COMMITTEE (DEFINED BELOW), UNANIMOUSLY OPPOSES THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE AGAINST IT FOR THE REASONS SET FORTH BELOW IN THE STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL.

     Gregory M. Shepard, 15 Country Club Place, Bloomington, Illinois 61701, who individually is the beneficial owner of 2,000,000 Common Shares of the Company, submitted the following proposal to be presented and voted upon at the Annual
Meeting:

          Resolved, that the shareholders of State Auto Financial Corporation ("STFC") hereby request that the Board of Directors (1) appoint a committee of independent, non-management directors of STFC that would be authorized and directed to explore strategic alternatives to maximize shareholder value for the STFC shareholders, including, but not limited to, a merger of STFC's 68% owner State Automobile Mutual Insurance Company ("State Auto Mutual") with another mutual insurance company followed by the sale or merger of STFC, (2) instruct such committee to retain a leading investment banking firm to advise the committee with respect to such strategic alternatives, and (3) authorize the committee and investment banking firm to solicit and evaluate offers for the merger of State Auto Mutual followed by the sale or merger of STFC.

SUPPORTING STATEMENT

     The purpose of this proposal is to provide shareholders with the opportunity to advise the Board of Directors of their concerns regarding STFC's strategic direction and to express their desire to realize the full value of their investment in STFC. As the owner of approximately 16% of the shares of STFC's publicly traded stock not held by State Auto Mutual, I believe that, through a sale or merger with or to a mutual insurance company, shareholders could receive a substantial premium of up to 300% of STFC's recent market price.

     I believe that management's failure to consider seriously such a transaction has been and will continue to be detrimental to shareholders.

     In June 2001, State Auto Mutual merged with Meridian Mutual Insurance Company followed by State Auto Mutual's purchase of Meridian Insurance Group, Inc.'s ("MIGI") publicly traded shares. MIGI's public shareholders realized a 135% premium over the market price in the transactions. This premium was extracted as a direct result of my prior offers to purchase MIGI.

     Public company status would appear to afford several purported advantages to STFC over mutual insurance company status: the ability to raise capital in the public market; additional flexibility to restructure; creation of a currency; and the ability to provide incentives to management, employees and agents. However, as a public company, STFC is failing to deliver a return for its shareholders. STFC's stock price on December 11, 2002 is approximately 19% less than on December 31, 1997.

     Management's current operating strategy serves management by facilitating stock option grants and discounted insider share purchases. It is time for management to explore a strategy that serves STFC's public shareholders.

     This resolution does not require that the Board accept an offer to sell or merge with another party. However, if the Board acts on our proposal, these business alternatives must be fairly evaluated by non-management directors on the basis of shareholder value. We strongly urge you to vote FOR this resolution.

STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

     THE BOARD OF DIRECTORS, INCLUDING THE MEMBERS OF THE SPECIAL COMMITTEE, UNANIMOUSLY AND STRONGLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     - THE COMPANY DOES NOT HAVE THE POWER OR AUTHORITY TO SOLICIT MERGER PROPOSALS FOR ITS SHAREHOLDER, STATE AUTO MUTUAL.

     - THE COMPANY'S BUSINESS STRATEGIES ARE DESIGNED TO MAXIMIZE SHAREHOLDER VALUE OVER THE LONG TERM, AND THE BOARD OF DIRECTORS BELIEVES THAT THE INTERESTS OF SHAREHOLDERS ARE BEST SERVED BY MAINTAINING THESE STRATEGIES.

     Upon receipt of the shareholder proposal, the Company's Board of Directors formed a special committee of five independent directors, Messrs. Lhota, D'Antoni, Manser, Smith, and Ms. Roberts (the "Special Committee"), to consider the shareholder proposal. The Special Committee, which was advised by independent legal counsel retained by the Special Committee, unanimously recommended that the Board of Directors oppose the shareholder proposal, and the Special Committee joins in this Statement in Opposition.

     The Company does not have the power or authority to solicit merger proposals concerning its shareholder, State Auto Mutual.

     The shareholder proposal is legally impossible to undertake or implement because it is beyond the power or authority of the Company and the Board of Directors. The shareholder proposal requests the Board of Directors to initiate a process for soliciting and evaluating merger proposals concerning the Company's approximately 67% shareholder, State Auto Mutual. State Auto Mutual is an Ohio nonprofit corporation and, clearly, a separate and distinct legal entity from the Company. Ohio law does not grant a subsidiary, such as the Company, the power or authority to solicit and evaluate merger proposals concerning its corporate shareholders, such as State Auto Mutual. More specifically, Ohio law provides that all authority of an Ohio nonprofit corporation, such as State Auto Mutual, including authority to solicit and evaluate merger proposals, is to be exercised by the nonprofit corporation's board of directors, except as otherwise provided in the corporation's governing documents. Since the governing documents of State Auto Mutual do not limit the authority of its board of directors concerning mergers or merger proposals, the power to solicit and evaluate merger proposals with respect to State Auto Mutual vests solely in the board of directors of State Auto Mutual, not in the Board of Directors of the Company. Therefore, the Board of Directors of the Company does not have the power to solicit merger proposals concerning State Auto Mutual.

     Furthermore, the Board of Directors of the Company does not have the authority to solicit merger proposals concerning State Auto Mutual. Specifically, State Auto Mutual, acting through a committee of independent directors, has informed the Company that the Company and its directors are not authorized to initiate and/or conduct any process for soliciting or evaluating proposals concerning any possible merger involving State Auto Mutual.

     The Company's business strategies are designed to maximize shareholder value over the long term, and the Board of Directors believes that the interests of shareholders are best served by maintaining these strategies.

     A fundamental goal of the Company's Board of Directors and its management is to maximize shareholder value, and the operations of the Company are conducted and managed with this goal in mind. The Board of Directors seeks to maximize shareholder value through business strategies designed to improve operating efficiencies and enhance the profitability of the Company's operations. The Board of Directors, together with management, regularly evaluates the Company's business strategies and continuously concentrates on improving the Company's earnings on a long-term, sustained basis. The Company's business strategies are focused on generating sustainable underwriting profit through a combination of disciplined risk selection, adherence to the principle of cost-based pricing, controlled growth, maximizing the efficiency of the production process, providing extraordinary service to policyholders and agents, building strong relationships with agents, and keeping employees focused on the bottom line. As the next paragraph indicates, these strategies have yielded results that are superior to the published averages for the property/casualty insurance industry and generally exceeded the performance of the Peer Companies (described below). The same strategies that have served the Company so well are now yielding more positive results from the Meridian business. The Board of Directors believes that, while the unpredictability of the property and casualty insurance business can cause significant fluctuations in the Company's short- and near-term operating results, the Company's continued focus on these strategies will maximize stockholder value over the long term, which best serves the interest of shareholders.

     Underwriting profit, the key focus of the Company's strategies, is measured by a company's combined ratio (a combined ratio under 100% generally indicates an underwriting profit and a combined ratio over 100% generally indicates an underwriting loss). In every year since 1993, the Company has outperformed on a combined ratio basis both the property and casualty insurance industry and its "Peer Companies" (Cincinnati Financial Corporation, Harleysville Group, Inc., Ohio Casualty Corporation, Allstate Corporation, Alfa Corporation, Progressive Corporation, Chubb Corporation and Safeco Corporation). In only two years since 1995 (2001 and 2002) has the Company's combined ratio exceeded 100%. Although those years were negatively impacted by the integration of the Meridian business, since implementing the Company's underwriting and pricing discipline to the Meridian business, the combined ratio for that business has significantly improved. In a related standard of measurement, the Company's return on equity, which measures investment returns as well as underwriting profit, has exceeded the return on equity for the property and casualty insurance industry and its Peer Companies in every year from 1994 to 2001 (2002 information not available as of the date of the printing of this Proxy Statement).

     The Company believes its focus on underwriting profit results in earnings on a long-term, sustainable basis, which in turn results in a strong stock performance. For example, from the Company's initial public offering in June 1991 through the end of December 2002, the Company's stock price has gone from $2.25 to $15.50 (split adjusted), a total return of 589% and a compound average rate of growth of 18%. During that same period of time, the Company's stock has significantly outperformed the Standard & Poor's 500 and the NASDAQ property & casualty index on a comparative return basis. These results demonstrate the effectiveness of the strategies being pursued by the Company for the benefit of the Company's shareholders over the near- and long-term.

     FOR THE REASONS OUTLINED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY AND STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL, AND THE ACCOMPANYING PROXY WILL BE SO VOTED, UNLESS A CONTRARY SPECIFICATION IS MADE.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt this proposal. State Auto Mutual, the holder of approximately 67% of the Company's Common Shares, has advised the Company that it intends to vote against the shareholder proposal. If State Auto Mutual votes against the proposal, the proposal will not be adopted.

                          FUTURE SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in May 2004 must be received by the Company at its principal executive offices for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary date of this Proxy Statement. If a shareholder intends to present a proposal at the 2004 Annual Meeting, but does not seek to include such proposal in the Company's Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2004 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company's Proxy Statement or form of proxy.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of the Common Shares to file statements of beneficial ownership of the Company's Common Shares. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to the Company, the Company believes that all applicable
Section 16(a) filing requirements were complied with during 2002, except as follows: Paul W. Huesman, a director of the Company, did not report a purchase of 53 Common Shares purchased on October 25, 2002 until November 26, 2002; and James E. Duemey, an executive officer of the Company, filed a corrected Form 4 on July 9, 2002 correcting a transaction originally reported on May 21, 2002 as a purchase of 1,500 Common Shares that should have been reported as a sale of such Shares.

                                 OTHER MATTERS

     Management does not know of any other matters, which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic mail. The Company has retained Georgeson Shareholder Communications, Inc. to assist the Company in the solicitation of proxies for the Annual Meeting. The estimated cost for such solicitation services is $5,000. In addition, proxies may be solicited by directors, officers, and regular employees of the Company, who will not receive any additional compensation for their solicitation services. The Company will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

                                              JOHN R. LOWTHER
                                              Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             DIRECTORS OPTION PLAN

                                    APPENDIX

                        STATE AUTO FINANCIAL CORPORATION

                        2000 DIRECTORS STOCK OPTION PLAN

SECTION 1. PURPOSE; DEFINITIONS.

     The 2000 Directors Stock Option Plan (the "Plan") of State Auto Financial Corporation, an Ohio corporation (the "Company"), is intended to encourage directors of the Company and its parent corporation who are not full-time employees of the Company, its Subsidiaries or its parent corporation to acquire or increase and retain a financial interest in the Company and to strengthen the mutuality of interests between such directors and the Company's shareholders by offering such directors options to purchase Common Shares of the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Awards" means any award of Stock Options under the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (d) "Company" means State Auto Financial Corporation, an Ohio corporation, or any successor corporation.

          (e) "Disability" means permanent and total disability as defined in
     Section 22(e)(3) of the Code.

          (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (g) "Fair Market Value" means, as of any given date, the (i) last reported sale price on the NASDAQ National Market System as of the end of the regular trading day, or (ii) mean between the high and low bid and ask price, as reported by the National Association of Securities Dealers, or
     (iii) last reported sale price on any stock exchange on which the Stock is listed.

          (h) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (i) "Plan" means State Auto Financial Corporation 2000 Directors Stock Option Plan, as amended from time to time.

          (j) "Stock" means the Common Shares, without par value, of the Company.

          (k) "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 3, which options shall be non-qualified stock options.

          (l) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Sections 4(b), (c) and (d) below.

SECTION 2. STOCK SUBJECT TO THE PLAN.

     (a) Aggregate Stock Subject to the Plan. Subject to adjustment as provided below in Section 2(c), the total number of shares of Stock reserved and available for Awards under the Plan is 300,000. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     (b) Forfeiture or Termination of Awards of Stock. If any Stock subject to any Award granted hereunder is forfeited or an Award otherwise terminates or expires without the issuance of Stock, the Stock subject to such Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 2(a).

     (c) Adjustment.

          (1) If the Company (i) pays a dividend or makes a distribution in shares of Stock, (ii) subdivides or splits its outstanding Stock into a greater number of shares, or (iii) combines its outstanding Stock into a smaller number of shares, the aggregate number of shares of Stock reserved for issuance pursuant to the Plan and the number and option price of shares of Stock subject to outstanding Options granted pursuant to the Plan immediately prior thereto shall be adjusted so that, assuming that Options had been previously granted for all of the shares of Stock so reserved, the participants would be entitled to receive for the same aggregate price that number of shares of Stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event. An adjustment made pursuant to this
     Section 2(c)(1) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (2) If the Company reclassifies or changes the Stock (except for splitting or combining, or changing par value, or changing from par value to no par value, or changing from no par value to par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the Stock except as stated above), the aggregate number of shares of Stock reserved for issuance pursuant to the Plan and the number and option price of shares of Stock subject to outstanding Options granted pursuant to the Plan immediately prior thereto shall be adjusted so that, assuming that Options had been previously granted for all the shares of Stock so reserved, the participants would be entitled to receive for the same aggregate price that number and type of shares of capital stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event.

          (3) No adjustment pursuant to this Section 2(c) shall be required unless such adjustment would require an increase or decrease of at least 1% in such number or price; provided, however, that any adjustments which by reason of this Section 2(c)(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2(c) shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this Section 2(c) to the contrary notwithstanding, the Company shall be entitled to make such reductions in the option price, in addition to those required by this
     Section 2(c), as it
     in its discretion shall determine to be advisable in order that any stock dividends, subdivisions or splits of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made available by the Company to its stockholders shall not be taxable.

          (4) Whenever an adjustment is made pursuant to this Section 2(c), the Company shall promptly prepare a notice of such adjustment setting forth the terms of such adjustment and the date on which such adjustment becomes effective and shall mail such notice of such adjustment to the participants at their respective addresses appearing on the records of the Company or at such other address any participant may from time to time designate in writing to the Company.

SECTION 3. STOCK OPTIONS.

     (a) Grant and Eligibility. All directors of the Company or its Parent who are not full-time employees of the Company or its Parent or Subsidiary corporations and who are in compliance with the Company's stock ownership guidelines as applicable to such directors are eligible to be granted Awards under the Plan. Promptly following each annual meeting of the shareholders of the Company on or after the effective date of the Plan, each person who is then a director of the Company or its Parent and not a full-time employee of the Company or its Parent or Subsidiary corporations shall be granted an Option to purchase 1,000 shares of Stock.

     (b) Terms and Conditions. Options granted under the Plan shall be evidenced by option agreements, and shall be subject to the following terms and conditions:

          (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be the Fair Market Value of the Stock on the last trading day prior to the annual meeting of shareholders immediately preceding the date of grant (the "Option Price").

          (2) Option Term. Subject to Section 3(b)(6), the term of each Stock Option shall commence on the date on which such Stock Option is granted and shall terminate on the tenth anniversary of the date on which such Stock Option was granted.

          (3) Exercise. The Option shall become exercisable on the date on which such Stock Option is granted and shall thereafter be exercisable during the term of such Stock Option as specified in Section 3(b)(2).

          (4) Method of Exercise. When exercisable in accordance with Section 3(b)(3), Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased.

          Such notice shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is exercised, in cash or by check or such other instrument as the Company may accept. Payment, in full or in part, of the Option Price of Stock Options may also be made in the form of (i) actual or constructive delivery of unrestricted Stock owned by the participant, and (ii) Stock that is part of the Stock Option being exercised. The value of each such share of Stock so surrendered shall be 100% of the Fair Market Value of the Stock on the date the Option is exercised.

          No Stock shall be issued pursuant to an exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Stock subject to an Option unless and until the participant has given written notice of exercise, has paid in full for such shares, has given, if requested, the representations described in Section 7(a) and such shares have been issued to him or delivered to a non-qualified deferral account created on behalf of the participant by the Company, pursuant to agreement between the Company and the participant.

          (5) Non-Transferability of Options. Unless transferred in accordance with this subsection (5), all Stock Options shall be exercisable only by the participant, by the participant's estate (as provided in Section 3(b)(6)) or by the participant's authorized legal representative if the participant is unable to exercise an Option as a result of the participant's Disability.

          The option agreement granting the Option shall provide that the Option may be gifted by the participant (without the receipt of consideration), from time to time, to one or more of such participant's spouse, children, grandchildren, or to the trustee of a trust for the principal benefit of one or more of such persons or to a partnership whose only partners are one or more of such persons or to a limited liability company whose only members are one or more of such persons. Any such Option which is gifted shall continue to be subject to all provisions and conditions of the Plan and the option agreement applicable to the Option prior to its transfer, provided that the person receiving the gift shall have the same right to exercise as the participant who gifted the Option.

          (6) Death of Participant. If any participant dies while holding unexercised Stock Options, any Stock Option held by such participant at the time of his or her death may thereafter be exercised, to the extent such Option was exercisable at the time of death, by the estate of the participant (acting through its fiduciary), for a period of one year from the date of such death regardless of the term of the Stock Option remaining at the director's death.

     (c) Buyout Provisions. The Company may at any time buy out, for a payment in cash or Stock, an Option previously granted, based on such terms and conditions as the Company shall establish and agree upon with the participant.

SECTION 4. CHANGE IN CONTROL PROVISIONS.

     (a) Impact of Event. In the event of: (1) a "Change in Control" as defined in Section 4(b), or (2), a "Potential Change in Control" as defined in Section 4(c), the Company may, at its option, terminate any or all unexercised Options and portions thereof not more than 30 days after such Change In Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Option so terminated, pay to the holder of each terminated Option (or such holder's transferee, if applicable) cash, less applicable withholding taxes, in an amount equal to the difference between the Option Price, as described in Section 3(b)(i), and the "Change in Control Price" (as defined in Section 4(d)) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Company may determine prior to the Change in Control; and provided further that if such Change in Control Price is less than such Option Price, then the Board may, in its sole discretion, terminate such Option without any payment.

     (b) Definition of Change in Control. For purposes of Section 4(a), a Change in Control means the happening of any of the following:

          (1) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) and excluding State Automobile Mutual Insurance Company, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

          (2) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 4(b)(2); or

          (3) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, by merger or otherwise; or

          (4) The occurrence of a "Rule 13e-3 transaction" (as defined in Rule 13e-3 under the Exchange Act) requiring shareholder approval;

          (5) provided, however, a change in control shall not be deemed to be a Change in Control for purposes of the Plan if the Board had approved such change prior to either (i) the commencement of any of the events described in Section 4(b)(1), (2), (3) or 4(c)(1), or (ii) the commencement by any person other than the Company of a tender offer for Stock.

     (c) Definition of Potential Change in Control. For purposes of Section 4(a), a Potential Change in Control means the happening of any one of the following:

          (1) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 4(b); or

          (2) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) and other than State Automobile Mutual Insurance Company) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     (d) Change in Control Price. For purposes of this Section 4, Change in Control Price means the highest price per share bid or paid, as applicable, in any transaction reported by the National

Association of Securities Dealers on the NASDAQ National Market System or otherwise or on any stock exchange on which the Stock is listed or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event).

SECTION 5. AMENDMENTS AND TERMINATION.

     The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendments, alterations or discontinuation shall be made which would materially and adversely affect the rights of a participant under an Award theretofore granted, without the participant's consent.

SECTION 6. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

SECTION 7. GENERAL PROVISIONS.

     (a) The Company may require each participant acquiring Stock pursuant to an Option under the Plan (i) to represent and warrant to and agree with the Company in writing that the participant is acquiring the Stock without a view to distribution thereof, and (ii) to make such additional representations, warranties and agreements with respect to the investment intent of such person or persons exercising the Option as the Company may reasonably request. The certificates for such shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (d) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

     (e) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

SECTION 8. EFFECTIVE DATE OF PLAN.

     This Plan was adopted by the Board on the date shown below, and shall be effective as July 1, 2000, subject to approval by shareholders holding a majority of the Company's outstanding Stock entitled to vote thereon within 12 months after the date the Plan was adopted by the Board. Options may be granted prior to approval of the Plan by shareholders, but no Option may be exercised until after the Plan has been approved by shareholders.

SECTION 9. TERM OF PLAN.

     No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but Awards granted prior to such tenth anniversary may extend beyond that date.

     This Plan was approved and adopted by the Board of Directors of the Company on March 3, 2000.

     This Plan was approved by the shareholders of the Company on May 26, 2000.

                                FIRST AMENDMENT
                                       TO
                        STATE AUTO FINANCIAL CORPORATION
                        2000 DIRECTORS STOCK OPTION PLAN

     The State Auto Financial Corporation 2000 Directors Stock Option Plan (the "Plan") is hereby amended in the following particulars:

          1. Section 3. Stock Options. Subsection (a) Grant and Eligibility is hereby deleted in its entirety and replaced by the following:

             (a) Grant and Eligibility. All directors of the Company or its Parent who are not full-time employees of the Company or its Parent or Subsidiary corporations and who are in compliance with the Company's stock ownership guidelines as applicable to such directors are eligible to be granted Awards under the Plan. Promptly following each annual meeting of the shareholders of the Company on or after the effective date of the Plan, each person who is then a director of the Company or its Parent and not a full-time employee of the Company or its Parent or Subsidiary corporations shall be granted an Option to purchase 1,500 shares of Stock.

          2. The effective date of this First Amendment is March 2, 2001 and this First Amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this First Amendment, the provisions of this First Amendment shall control. Except as modified by this First Amendment the Plan shall continue in full force and effect without change.

The First Amendment was approved and adopted by the Board of Directors of State Auto Financial Corporation on March 2, 2001.

                                SECOND AMENDMENT
                                       TO
                        2000 DIRECTORS STOCK OPTION PLAN

     The State Auto Financial Corporation 2000 Directors Stock Option Plan (the "Plan") is hereby amended in the following particulars:

          1. Section 3. Stock Options Subsection (6) Death of Participant -- is hereby deleted in its entirety and replaced by the following:

             (6) Death of a Participant. If any participant dies while holding unexercised Stock Options, any Stock Option held by such participant at the time of his or her death may thereafter be exercised, to the extent such Stock Option was exercisable at the time of such death, by the estate of the participant (acting through its fiduciary), during the remaining term of the Stock Option as set forth in the option agreement, provided that if the participant dies with less than ninety days remaining on the term of a Stock Option grant, the estate of the participant shall have a period of 180 days from the date of death of the participant to exercise such Stock Option, regardless of the term of the Stock Option remaining at the date of death of the participant.

     This Second Amendment is effective August 16, 2001.

                                THIRD AMENDMENT
                                       TO
                        STATE AUTO FINANCIAL CORPORATION
                        2000 DIRECTORS STOCK OPTION PLAN

     The State Auto Financial Corporation 2000 Directors Stock Option Plan (the "Plan") is hereby amended in the following particulars:

          1. The first paragraph of Section 1 Purpose; Definitions is hereby deleted in its entirety and replaced by the following:

             The 2000 Directors Stock Option Plan (the "Plan") of State Auto Financial Corporation, an Ohio corporation (the "Company"), is intended to encourage directors of the Company who are not full-time employees of the Company, its Subsidiaries or its Parent corporation to acquire or increase and retain a financial interest in the Company and to strengthen the mutuality of interests between such directors and the Company's shareholders by offering such directors options to purchase Common Shares of the Company.

          2. Section 3. Stock Options. Subsection (a) Grant and Eligibility is hereby deleted in its entirety and replaced by the following:

             (a) Grant and Eligibility. All directors of the Company who are not full-time employees of the Company or its Parent or Subsidiary corporations and who are in compliance with the Company's stock ownership guidelines as applicable to such directors are eligible to be granted Awards under the Plan. Promptly following each annual meeting of the shareholders of the Company on or after the effective date of the Plan, each person who is then a director of the Company and not a full-time employee of the Company or its Parent or Subsidiary corporations shall be granted an Option to purchase 1,500 shares of Stock.

          3. The effective date of this Third Amendment is March 1, 2002 and this Third Amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this Third Amendment, the provisions of this Third Amendment shall control. Except as modified by the Third Amendment, the Second Amendment and the First Amendment, the Plan shall continue in full force and effect.

     The Third Amendment was approved and adopted by the Board of Directors of State Auto Financial Corporation on March 1, 2002.

                                FOURTH AMENDMENT
                                       TO
                        STATE AUTO FINANCIAL CORPORATION
                        2000 DIRECTORS STOCK OPTION PLAN

     The State Auto Financial Corporation 2000 Directors Stock Option Plan (the "Plan"), as heretofore amended, is hereby further amended in the following particulars:

          1. Section 3. Stock Options. Subsection (a) Grant and Eligibility is hereby deleted in its entirety and replaced by the following:

             (a) Grant and Eligibility. All directors of the Company who are not full-time employees of the Company or its Parent or Subsidiary corporations and who are in compliance with the Company's stock ownership guidelines as applicable to such directors are eligible to be granted Awards under the Plan. Promptly following each annual meeting of the shareholders of the Company on or after the effective date of the Plan, each person who is then a director of the Company and not a full-time employee of the Company or its Parent or Subsidiary corporations shall be granted an Option to purchase 4,200 shares of Stock.

          2. The effective date of this Fourth Amendment is December 1, 2002 and this Fourth Amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this Fourth Amendment, the provisions of this Fourth Amendment shall control. Except as previously modified by the First, Second and Third Amendments and as modified by this Fourth Amendment, the Plan shall continue in full force and effect.

     The Fourth Amendment was approved and adopted by the Board of Directors of State Auto Financial Corporation on March 7, 2003 and recommended for approval by the Shareholders at the 2003 Annual Meeting of the Shareholders.

                              GOVERNANCE APPENDIX

                        STATE AUTO FINANCIAL CORPORATION
                               BOARD OF DIRECTORS
                        CORPORATE GOVERNANCE GUIDELINES

1. ELECTION OF DIRECTORS

     Consistent with the Articles of Incorporation of the Company, the directors are divided into three classes and at each annual meeting, the members of one class of directors are elected to serve three year terms.

2. DIRECTOR QUALIFICATIONS

     The Company shall have a majority of directors who meet the criteria for "independence" required by the New York Stock Exchange. The Board of Directors on an annual basis shall affirmatively determine that a director meets the then current foregoing criteria for independence.

     The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based upon contributions they can make to the Board and management and be free from relationships or conflicts of interest that could interfere with the director's duties to the Company and its shareholders.

3. DIRECTOR RESPONSIBILITIES

     The basic responsibility of a director is to exercise his/her business judgment and act in good faith in a manner the director reasonably believes to be in or not opposed to the bests interests of the Company and to the exclusion of any personal interests, in performing as a director of the Company. In discharging that obligation, a director should be entitled to rely on the honesty and integrity of the Company's senior executives and the Company's outside advisers and auditors.

     A director must be committed to acting with the care that an ordinarily prudent person in a like position would use under similar circumstances, in performing as a director of the Company.

     A director shall be committed to complying with all applicable law, including case law, statutes, and administrative agency rules and regulations, as well as with applicable Company policies, including the State Auto Code of Business Conduct in performing as a director of the Company.

     Directors are expected to attend Board meetings and meetings of committees on which they serve, review materials provided by management and advisors and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

4. SIZE OF THE BOARD

     The Board is currently comprised of nine directors. Consistent with the Amended and Restated Code of Regulations of the Company the number may be changed by a resolution adopted by at least two-thirds of the directors then in office, up to a maximum of 15.

5. SELECTION OF NEW DIRECTORS

     Pursuant to the authority granted to it in its Charter, the Nominating and Governance Committee, with input from the Chairman and the CEO, shall identify qualified individuals to become Board members. The Nominating and Governance Committee shall make recommendations to the full Board for approval.

6. ANNUAL PERFORMANCE EVALUATION

     Pursuant to its Charter, the Nominating and Governance Committee will conduct an annual evaluation of the operations and effectiveness of the Board of Directors to determine whether it and its committees are functioning effectively, considering the size of the Board and the number of regularly scheduled meetings, among other matters. The Nominating and Governance Committee will receive comments from all directors and report to the Board with an assessment of the Board's performance and any recommendations following each such review. All directors are free to make suggestions on improvement of the Board's practices at any time and are encouraged to do so. The purpose of the review is to increase the effectiveness of the Board as a whole, not to discuss the performance of individual directors.

7. MEETINGS OF THE BOARD

     The Board meets quarterly on previously determined dates and conducts special meetings on the call of the Chairman, the President or any two directors.

8. BOARD MEETING AGENDAS

     The Chairman establishes the agenda for each Board meeting. Board members are encouraged to suggest items for inclusion on the agenda.

9. BOARD MATERIALS DISTRIBUTED IN ADVANCE

     The agenda for each meeting is provided to the directors in advance of the meeting together with written materials on certain matters to be presented for consideration. Management will endeavor to provide material that is concise and informative.

10. EXECUTIVE SESSIONS OF DIRECTORS

     Non-management directors will meet at least twice a year in executive session without management participation. The director who presides at these sessions shall rotate among the chairpersons of the Committees of the Boards of Directors. The name of each director who has chaired an executive session in the previous year shall be disclosed in the Company's annual proxy statement.

11. DIRECTOR COMPENSATION

     The Board sets the level of compensation for directors, based on the recommendation of the Compensation Committee. Directors who are also employees of the Company shall not be compensated for acting as directors of the Company.

     From time to time the Compensation Committee reviews the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other companies in its peer group and other U.S. companies of similar size. The Committee's review may be conducted with the assistance of outside experts in the field of executive compensation.

12. DIRECTORS WHO CHANGE THEIR CURRENT JOB RESPONSIBILITIES

     Upon a significant change in business or professional status (such as, but not limited to: retirement, resignation, relocation, termination), a director will submit their resignation from the Board. This does not mean that such directors should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Nominating and Governance Committee, to review the continued appropriateness of Board membership under these circumstances, and it may accept the resignation or refuse it, asking such director to continue to serve.

13. BOARD ACCESS TO SENIOR MANAGEMENT AND INDEPENDENT ADVISERS

     Board members have complete access to the Company's management and its independent advisers. It is assumed that Board members will use judgment to be sure that such contact with senior management and the Company's independent advisers is not distracting to the business operations of the Company and that the CEO will be advised of any such contact.

14. DIRECTOR RETIREMENT POLICY

     A person cannot be nominated or otherwise stand for election as a director where such term of service as a director would commence on or after his or her seventieth birthday. Employee directors who leave employment of State Auto are ineligible to continue serving as a director as of the date of such employment termination.

15. CEO CERTIFICATION

     The CEO shall certify annually that the Company has established and complied with procedures for verifying the accuracy and completeness of information provided to investors and that he/she has no reasonable cause to believe that the information provided to investors is not accurate and complete. The CEO shall also certify that he/she has reviewed with the Board these procedures and the Company's compliance with them.

     The CEO shall certify annually that he/she is not aware of any violations by the Company of NASDAQ listing standards.

16. REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS

     The Board believes it is important for directors to know the Company's key senior officers. The CEO shall designate key members of senior management to regularly attend meetings of the Board.

17. BOARD COMMITTEES

     The Board establishes committees to assist the Board in overseeing the affairs of the Company.

     The Board shall have, at a minimum, the following five standing Committees:
Audit, Compensation, Independent, Investment and Nominating and Governance.

     Each Committee will have its own charter in compliance with the NASDAQ requirements. The charter will set forth the purpose and responsibilities of each Committee, and such other matters as the Committee and the Board approve.

     There may be occasions in which the Board may want to form a new committee or disband a current committee depending upon circumstance.

18. COMMITTEE AGENDAS

     The Chair of each Committee, in consultation with Committee members and appropriate members of senior management, shall determine Committee agendas. The Committee Chair will also determine the length and frequency of Committee meetings consistent with any applicable requirements set forth in the Committee's charter, statute, the Company's Amended and Restated Code of Regulations or certificate of incorporation.

19. MEMBERSHIP OF BOARD COMMITTEES

     The Nominating and Governance Committee, in consultation with the Chairman, and in consideration of the wishes of the individual directors, recommends to the full Board the membership and Chairperson of each Committee.

     The Audit, Compensation, Independent and Nominating and Governance Committees are each comprised entirely of and chaired by "independent" directors.

20. SERVICE ON MULTIPLE AUDIT COMMITTEES

     If an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board shall determine whether such simultaneous service would impair the ability of such member to effectively serve on the Company's Audit Committee and will disclose such determination in the Company's annual proxy statement.

21. COMMITTEE MATERIALS

     The agenda for each Committee meeting is provided in advance of the meeting. As a general rule, written materials are provided in advance on certain matters to be presented for consideration.

22. ROTATION OF COMMITTEE ASSIGNMENTS

     The Board believes the Committee assignments should be based on the director's knowledge, interests and areas of expertise. The Board believes experience and continuity are more important than rotation and that Board members should only be rotated if rotation is likely to improve Committee performance or facilitate the work of the Committee.

23. FORMAL EVALUATION OF CEO

     Pursuant to the provisions of its charter, the Compensation Committee, in conjunction with the Nominating and Governance Committee of the Board of Directors of State Automobile Mutual Insurance Company ("State Auto Mutual"), the Company's parent, annually reviews and evaluates the performance of the CEO. The review is based upon factors set forth in this committee's charter or as determined by the Committee and disclosed in the Company's proxy statement as required by law.

     The Compensation Committee Chairperson reports to the Board on the evaluation in an executive session of the directors.

     The results of the review and evaluation are communicated to the CEO by the Chairperson of the Compensation Committee and are used by that Committee when considering the compensation of the CEO.

24. MANAGEMENT DEVELOPMENT AND SUCCESSION PLANNING

     The Compensation Committee of State Auto Financial Corporation and the Nominating and Governance Committee of the Board of Directors of State Auto Mutual, shall collectively develop and oversee an ongoing succession planning process for the CEO and review the succession plan for all other "statutory insider" executive officers.

25. EXTERNAL COMMUNICATION

     The CEO is responsible for all communication with the media, financial community or other external entities pertaining to the affairs of the Company, provided that the CEO may delegate such responsibilities on a case by case basis as the CEO deems necessary or appropriate.

26. DIRECTOR ORIENTATION AND CONTINUING EDUCATION

     Each new non-management director shall participate in the Company's orientation program, which is conducted as soon as practicable after the new director is elected to the Board. This orientation will include presentations by senior management to familiarize new directors with the Company's strategic plans; its significant financial, accounting and risk management issues; its compliance programs; its Code of Business Conduct, these Board Governance Guidelines; and its principal officers. All other non-employee directors will be invited to attend the orientation program.

27. CODE OF BUSINESS CONDUCT

     The Company shall adopt and disclose a Code of Business Conduct for directors, officers and employees. The Audit Committee and the Board of Directors shall approve all waivers of the Code of Business Conduct for employees, officers and directors and all waivers shall be disclosed to shareholders. The Nominating and Governance Committee shall review the Code of Business Conduct annually.

28. SHAREHOLDER APPROVAL OF EQUITY-BASED COMPENSATION PLANS

     Shareholders shall have the opportunity to vote on all stock option plans, except employment-inducement options, option plans acquired through mergers and tax-qualified plans such as Employee Stock Purchase Plans and 401(k)'s. Brokers may vote customer shares on proposals for such plans only pursuant to customer instruction.

29. WEB SITE POSTING

     The Board of Directors Corporate Governance Guidelines; the charters for the Audit, Compensation, Independent, Investment and Nominating and Governance committees; and the Company's Code of Business Conduct shall be posted on the Company's Web site.

30. STOCK OWNERSHIP GUIDELINES

     After five years on the Board, non-employee directors of the Company shall own State Auto Financial Corporation (STFC) equity equal in value to three (3) times the annual retainer. The director must demonstrate annual progress to come in line with this requirement.

                        STATE AUTO FINANCIAL CORPORATION
                               BOARD OF DIRECTORS
                                    CHARTER
                                     OF THE
                      NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee shall consist of no less than three directors, each of whom must meet the standards for independence as prescribed by the New York Stock Exchange.

     The responsibility of the Nominating and Governance Committee shall be as follows:

          1. Review annually, at the fourth regular meeting of the year, the composition of the Board and Committees to assure that the appropriate knowledge, skills, experience and diversity are represented.

          2. Determine the appropriateness of a Director to continue serving, as indicated in the Corporate Governance Guidelines, if a significant change in business or professional status occurs.

          3. Maintain a list of potential candidates for consideration as Board members.

          4. Review the qualifications of potential candidates for Board membership and conduct interviews and background research as appropriate. Recommend candidates to the Board for approval as a Director.

          5. Annually, at the fourth regular meeting of the year, make a determination of the "independence" of each Director based on the then current "independent" Director criteria as set forth by the New York Stock Exchange.

          6. Annually, at the fourth regular meeting of the year, review the Corporate Governance Guidelines and recommend any changes to the Board.

          7. Recommend to the Board membership for the Board committees and the Chairperson of each committee.

          8. Review annually, at the fourth regular meeting of the year, after input from all Directors, the operations and effectiveness of the Board of Directors, including, but not limited to, considering the size of the Board, the number of regularly scheduled meetings, and the Board performance.

          9. Retain and terminate any search firm for the selection of director candidates, and legal, accounting or other advisors as the Committee deems necessary. The Committee shall have the authority to direct the Company to pay for services obtained by the Committee.

          10. Review annually, at the third regular meeting of the year, the Code of Business Conduct and recommend any changes to the Board.

          11. Review annually, at the third regular meeting of the year, the Nominating and Governance Committee Charter and recommend any changes to the Board,

          12. Report to the Board all meetings of the Committee.

          13. Perform such additional duties within the scope of its primary responsibilities as the Board of Directors may from time to time determine.

          14. The Nominating and Governance Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable state law.

     While each of the foregoing undertakings are the principal responsibilities of the members of the Nominating and Governance Committee, it is also recognized that the Chairman of the Board CEO shall be afforded the opportunity of consulting or conferring with the Committee in the course of its fulfilling its responsibilities.

     A majority of the voting committee members shall constitute a quorum for the transaction of business. The Committee shall meet upon the call of the Chairperson. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

                        STATE AUTO FINANCIAL CORPORATION
                               BOARD OF DIRECTORS
                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                  AMENDED AND RESTATED AS OF DECEMBER 1, 2002

ORGANIZATION

     The Audit Committee of the Boards of Directors of State Auto Financial Corporation and its wholly owned subsidiaries (collectively, "STFC" or the "Company") shall be comprised of at least three directors who are independent of management and the Company and its subsidiaries or affiliates. Members of the Audit Committees shall be considered independent if they meet the standards of independence for audit committee members as established by the New York Stock Exchange.

     All Audit Committee members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. One member of the Audit Committee must be a financial expert as defined by the Securities Exchange Commission ("SEC").

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet in executive session as and when it deems it appropriate, and it shall also meet periodically in executive session separately with the internal auditor and with the independent auditor. The Audit Committee may also request any officer or employee of the Company, or any outside counsel retained by the Company to meet with the Committee.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the senior management of the Company. Not withstanding the foregoing, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the independent auditor. This Audit Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable state law.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     The Audit Committee (the "Committee") shall perform the following duties, functions and responsibilities:

          1. The Committee shall have the sole and complete authority and responsibility to select, oversee, evaluate, compensate, and replace the independent auditors and resolve disagreements between management and the independent auditors, as the independent auditors are accountable to the Audit Committee.

          2. The Committee shall meet with the independent auditors and senior management of the Company to review the scope of the proposed audit for the current year and the procedures to be utilized, and at the conclusion thereof meet again to review such audit, including any comments or recommendations of the independent auditors.

          3. The Committee shall review the quarterly financial statements with senior management and the independent auditors prior to the public release of the Company's financial results to determine that the independent auditors do not take exception to the content of the financial statements, and discuss any other matters that require communication to the Committee by the independent auditors. The Committee's Chairman, or his designee, may represent the Committee for purposes of this review. This shall include, without limitation, the review and discussion of quarterly reports from the independent auditor on: (x) all critical accounting policies and practices to be used; (y) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by its independent auditor; and (z) other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

          4. The Committee shall review with management and the independent auditors the adequacy of reserves.

          5. The Committee shall review reports received from independent auditors, the chief internal auditor, financial and accounting personnel, regulators, and other legal and regulatory agencies concerning matters that may have a material effect on the financial statements or related company compliance policies.

          6. The Committee shall review with the independent auditors, the chief internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. It will elicit recommendations for the improvement of such internal controls in areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls:
     (1) to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper, and (2) in areas which would entail significant risk or exposure to the Company.

          7. The Committee shall review the Company's internal audit function including the independence and authority of its reporting obligations, a summary of findings from completed internal audits, and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

          8. The Committee shall have sole responsibility for appointment, termination, or replacement of the chief internal auditor.

          9. The Committee shall provide sufficient opportunity for the chief internal auditor and independent auditors to meet with the members of the audit committee without members of management present.

          10. The Committee shall, on an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Committee shall review with the independent auditors the nature and scope of any disclosed relationships or professional services that may impact the objectivity and independence of the auditors, and take, or recommend that the board of directors take, appropriate action to oversee the continuing independence of the auditors.

          11. The Committee shall pre-approve all auditing services and the Company's use of the independent auditors to perform all non-audit/tax services, which are not prohibited by section 10A(g) of the 1934 Securities Exchange Act (the "34 Act"), subject to the de minimus exception for non-audit services described in section 10A(i)(1)(B) of the 34 Act.

          12. The Committee shall review and reassess the adequacy of this Charter on an annual basis.

          13. The Committee shall have full authority to select, retain and compensate any independent advisors, including but not limited to legal counsel, it elects, in its sole discretion, to engage.

          14. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          15. The Committee shall establish procedures to review, determine, and make recommendations to the Board of Directors on any matters that involve issues relating to wrongful, illegal or unethical conduct by any employee, officer or director of State Auto Financial Corporation or State Automobile Mutual Insurance Company and their respective wholly owned subsidiaries, including, without limitation, matters described in the Company's Code of Business Conduct and the Company's Employee Reference Guide.

          16. The Committee shall establish procedures by which an attorney retained by the Company may report to the Committee evidence of material violations of the securities laws or breach of fiduciary duties by the Company or any officer or employee of the Company, which procedures shall conform to the rules of the SEC.

          17. The Committee shall establish procedures designed to ensure that it participates in the disclosure control procedures of the Company with respect to the periodic reports the Company files with the SEC, e.g., the 10Q and 10K.

          18. The Committee shall review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Forms 10Q and 10K about any significant deficiencies in the design and operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

          19. The Committee shall ensure the rotation of the lead or coordinating audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

          20. The Committee shall ensure that the Company complies with the Committee's policy prohibiting the Company hiring employees or former employees of the independent auditor who participated in any way in the audit of the Company for a period of five years from such employee's or former employee's last involvement with the audit of the Company.

                        STATE AUTO FINANCIAL CORPORATION
                               BOARD OF DIRECTORS
                                    CHARTER
                                     OF THE
                             COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of State Auto Financial Corporation shall consist of no less than three directors, each of whom must meet the standards of independence as prescribed by the New York Stock Exchange.

     The responsibilities of the Compensation Committee shall be as follows:

          1. Set the compensation policies to be used by the Committee in determining the salary and bonus of all Section 16 officers.

          2. Set the annual salary, at the fourth regular meeting of the year, for each Section 16 officer.

          3. Review Directors compensation at the fourth regular meeting of the year and recommend any changes to the Board.

          4. Review, and adjust if appropriate, any changes made to the medical plans, retirement plans, other benefit plans and perquisites, if such changes disproportionately affect one or more Section 16 officers.

          5. Annually, at the third regular meeting of the year, in conjunction with the Nominating and Governance Committee of the Board of Directors of State Automobile Mutual Insurance Company (State Auto Mutual), the Company's parent, review and assess the performance of the CEO.

          6. At the first regular meeting of the year fix the terms of any bonus arrangement applicable to any Section 16 officer, other than the company-wide Quality Performance Bonus.

          7. In conjunction with the Nominating and Governance Committee of the Board of Directors of State Auto Mutual, develop a succession plan for the CEO and review the succession plan for all other Section 16 officers.

          8. Approve the terms and parameters of any stock options and/or stock grants granted to any officers or employees.

          9. At the second regular meeting of the year make any stock options and/or stock grants of the Company's common shares, without par value.

          10. Approve the terms of any stock-based compensation plans created for the benefit of employees of the Company.

          11. Execute and otherwise carry out the obligations imposed on the Committee by the Employee Stock Plans.

          12. Report to the Board all meetings of the Committee.

          13. Perform additional duties as may be delegated to it by the board of directors.

          14. The Committee shall have authority to secure advice from internal and external advisors, consultants or professionals. The Committee shall have the authority to direct the Company to pay for services obtained by the Committee from external advisors, consultants or professionals.

          15. The Compensation Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable state law.

     A majority of the Committee members shall constitute a quorum for the transaction of business. The Committee shall meet upon the call of the Chairman of the Committee The action of the Committee at a meeting at which a quorum is present is the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

                        STATE AUTO FINANCIAL CORPORATION
                               BOARD OF DIRECTORS
                                    CHARTER
                                     OF THE
                             INDEPENDENT COMMITTEE

PREAMBLE

     State Auto Financial Corporation ("State Auto Financial") is a public corporation which is also a majority owned subsidiary of State Automobile Mutual Insurance Company ("State Auto Mutual") both of which together with their respective wholly owned subsidiaries make up the State Auto Group.

     The business operations of State Auto Financial and State Auto Mutual are intertwined through the sharing of facilities, employees, and among other relationships, an inter-company reinsurance pooling arrangement, and the Management and Operations Agreement dated January 1, 2000, as amended from time to time.

     The board of directors of State Auto Financial understands and intends to fulfill the legal duties it owes to all the shareholders of State Auto Financial, including the shareholders other than the majority shareholder (the "Public Shareholders") while the board of directors of State Auto Mutual understands and intends to fulfill the legal duties it owes to the policyholders of State Auto Mutual.

     Because State Auto Mutual is a majority owner of State Auto Financial, because of the interconnectedness of the operations of State Auto Financial and State Auto Mutual, and because each board of directors represents different constituencies, there is the potential for conflicts of interest. The Independent Committee has been appointed by the board to assist the board in monitoring: (1) intercompany transactions (each an "Inter Company Transaction") between State Auto Mutual and its subsidiaries other than the Financial Companies as defined below (each a "Mutual Company" and, together, the "Mutual Companies") and State Auto Financial and its subsidiaries (each a "Financial Company" and, together, the "Financial Companies"); (2) business opportunities, including those with third parties; and (3) other matters that may be delegated for action by the board of directors or which may be recognized by the Independent Committee as involving a potential for conflict of interest. While the Independent Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Independent Committee to conduct investigations, to resolve disagreements, if any, between any Financial Company and any Mutual Company or to assure compliance with laws and regulations and the Company's Code of Business Conduct.

CHARTER

     1. The Preamble is hereby incorporated by reference into the Charter.

     2. The Independent Committee of State Auto Financial Corporation (the "Committee") shall be composed of not less than three directors each of whom must meet the standards of independence as prescribed by the New York Stock Exchange.

     3. The Committee shall consider any business opportunity, including those with a third party, presented by management to the Committee on behalf of any Financial Company in order to reach a judgment regarding whether the business opportunity presented is one that may be appropriately allocated to a Financial Company or one of the Mutual Companies. In making such determination the Committee may consider such factors as it considers relevant, which may include, without limitation, any or all of the following factors.

          a. Whether a Mutual Company or a Financial Company has a history of engaging in the particular activity which is the subject of the opportunity;

          b. Whether the opportunity is within the scope and regular course of business activities of a Mutual Company or a Financial Company;

          c. Whether public disclosures create an expectation that a particular opportunity will be pursued by a Mutual Company or a Financial Company;

          d. The views of officers of State Auto Mutual and State Auto Financial (including common officers) as to whether the opportunity does not meet the investment policies or objectives, or the underwriting or claims guidelines, or is inconsistent with the cash flow or tax situation of the Mutual Companies or the Financial Companies;

          e. The respective ability (including, without limitation, financial and legal ability) of one or more of the Mutual Companies and the Financial Companies to acquire or pursue the opportunity; and

          f. The willingness of a third party to deal with a Mutual Company or a Financial Company, as the case may be.

     4. In evaluating business opportunities, including those with third parties, the Committee may elect to meet jointly with the Independent Committee of State Auto Mutual, but in any event it shall be understood that each Independent Committee shall receive substantially identical information in making its respective evaluation of the business opportunity. In this context, the Committee shall strive to vigorously protect the interests of the Financial Company involved and the Public Shareholders, considering only the merits of the proposal, free from extraneous considerations or influences. The Committee shall be empowered to undertake all commercially reasonable measures it deems necessary or appropriate to fulfill the obligation described in this section 6.

     5. With respect to business opportunities, including those with third parties, based upon such review and evaluation and in consideration of the interests of the Public Shareholders, the Committee may, with the Independent Committee of State Auto Mutual, seek to arrive at a joint recommendation to the boards of directors of State Auto Mutual and State Auto Financial as to whether or not such business opportunity should be pursued and, if so, by which company, in light of the factors set forth above and any other factors deemed relevant by the Committee.

     6. If a joint recommendation is not approved, the Committee shall report the same to the board of directors of State Auto Financial along with its recommendation in respect of the business opportunity, which may then act on the recommendation of the Committee, after considering all other factors deemed relevant by such board.

     7. While the board of directors of State Auto Financial may grant plenary power to the Committee on a case by case basis, absent an express, specific delegation of authority from the board of directors of State Auto Financial, the Committee shall not have the authority to commit State Auto

Financial to the terms of any transaction and may only make recommendations to the board of directors of State Auto Financial.

     8. In a proposed Inter-Company Transaction or a proposed modification of an existing Inter-Company Transaction, the Committee shall strive to vigorously protect the interests of the Financial Company involved and the Public Shareholders, considering only the merits of the proposal, free from extraneous considerations or influences. The Committee shall be empowered to undertake all reasonable measures it deems necessary or appropriate to ensure that it is able to fulfill the obligation described in this section 8.

     9. The Committee shall have full authority to select, to retain and to cause the Company to compensate independent experts of any pertinent discipline in order to assist it in its efforts to evaluate any relevant business opportunity, including one with a third party, or Inter-Company Transaction.

     10. The Committee shall review annually, at the third regular meeting of the year, the Independent Committee Charter and recommend any changes to the Board.

     11. A majority of the voting committee members shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of members of the Committee. The Committee shall meet upon the call of the Chairman of the Committee. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

     12. This Independent Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable state law.

                        STATE AUTO FINANCIAL CORPORATION
                               BOARD OF DIRECTORS
                                    CHARTER
                                     OF THE
                              INVESTMENT COMMITTEE

     The Investment Committee (the "Committee") of the Board of Directors of State Auto Financial Corporation (the "Company") shall consist of not less than three directors.

     The duties and responsibilities of the Committee shall be as follows:

          1. Consider and determine the Company's investment policy and guidelines (the "Investment Policy") to be recommended to the full board of directors and upon approval from said board, to be implemented by the Company through its employees or designated representative(s). In assessing the Investment Policy, the Committee shall ensure that the investments and investment practices contemplated by the Investment Policy reflect the business conducted by the Company, the Company's liquidity needs, the Company's capital and surplus, as well as assessing the Company's or its designated representatives' technical investment and administrative capabilities and expertise, and applicable legal restrictions.

          2. Oversee the operation and performance of the Company's investment department and designated representative(s).

          3. Not less than quarterly, receive and review a summary report of the Company's investment portfolio, investment activities and investment practices engaged in pursuant to the Company's Investment Policies and if it deems appropriate, approve the same.

          4. Not less than quarterly, review the Investment Policy described in section 1 and recommend changes thereto as often as it deems necessary, which changes shall be presented to and approved by the full board of directors.

          5. The Committee shall direct the Company's investment department and designated representative(s) to prepare and maintain orderly documentation reflecting compliance with the Company's Investment Policy and legal requirements applicable to investments.

          6. Not less than annually formally adopt a resolution confirming that the Committee has determined that all the Company's investments have been made in accordance with the authority delegated to the investment department or designated representative(s), consistent with the law and the Company's Investment Policy.

          7. Ensure that all records required to be maintained relating to the Company's investments are available to the Committee, as and when it deems necessary or appropriate.

          8. Report to the Board all meetings of the Committee.

          9. Perform such additional duties within the scope of its primary responsibilities as the Board of Directors may from time to time determine.

          10. The Committee shall perform its duties in good faith and with that degree of care that ordinarily prudent persons in like positions would use under similar circumstances.

     11. The Investment Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable state law.

     12. A majority of the voting committee members shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of members of the Committee. The Committee shall meet upon the call of the Chairman of the Committee. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

THE STATE AUTO CODE OF BUSINESS CONDUCT

I. INTRODUCTION

     State Automobile Mutual Insurance Company, together with State Auto Financial Corporation and their respective insurer affiliates (collectively referred to below as "State Auto" or the "Company") is in the property/casualty insurance business, and that is where we intend to concentrate our efforts. We remain committed to our Core Values and to meeting the corporate goals set annually, which always include earning an underwriting profit and controlling our expenses.

     The purpose of this Code of Business Conduct is to affirm State Auto's commitment to conducting its operations according to the highest standards of business integrity and ethics and to set forth the basic policies and procedures by which our business is operated.

     No code of conduct, no matter how carefully drafted, can adequately address all situations confronted in our daily business activities. State Auto employees must, therefore, use good judgment, based on the principles set forth in this Code of Business Conduct, when making business decisions.

II. OUR COMMITMENTS

     - We are committed to our policyholders. We exist through their trust and for their benefit. We are obligated to provide our policyholders with the insurance protection and service for which they have contracted and to do so at a fair price. We accomplish this by good risk selection that is effected in compliance with local law, controlling expenses, paying claims fairly, maintaining financial responsibility, and constantly striving to improve productivity and service.

     - We are committed to our independent insurance agents. We select agencies for their ability to convey the values of State Auto, so we encourage and support them with effective products and superior service. We compensate them appropriately for their role in selling our products and providing service to policyholders. While they are independent business people, we treat them as partners in the conduct of our business.

     - We are committed to our shareholders. They have invested their funds in our company with the expectation of receiving a reasonable return on that investment. It has long been our position that, in a rational market, the value of State Auto Financial Corporation ("STFC") will reflect the prospect of future earnings. Strong performance does not guarantee a strong performing stock, but it will help ensure that we maintain the interest of the investment community in our stock. This enhances the liquidity of our stock, which inures to the benefit of all shareholders of STFC.

     - We are committed to our employees. Each is an individual and is treated with dignity and respect. We compensate them competitively and hold them accountable for performing assigned duties. We provide clean and safe working conditions. We recognize employees' contributions and provide equal opportunity for development. We provide an environment in which they are free to make suggestions or complaints and are empowered to do their jobs as best they can.

     - We are involved in the communities in which we live and work. As a good citizen, we pay our appropriate share of taxes and cooperate with all levels of government. As a neighbor, we build and maintain facilities that enhance our neighborhoods. We support good works and charities.

III. OUR RESPONSIBILITIES

     The Company is responsible for:

     - implementing a compliance program consistent with the Code of Business Conduct, and

     - distributing this Code of Business Conduct to each employee and obtaining from each employee annual certification of compliance, and

     - providing employees and agents with clear guidelines on matters of everyday business conduct, and

     - making sure through educational and training programs that all employees are aware of and understand our Code of Business Conduct, and

     - ensuring that we live up to our Core Values in the operation of our business; and

     - maintaining working conditions supportive of employee responsibilities under our Code of Business Conduct, and

     - enforcing compliance with our Code of Business Conduct.

     All supervisors have a special responsibility for the implementation of our Code of Business Conduct by:

     - assuring that all current and new employees under their supervision receive, read and sign for a copy of this Code of Business Conduct (sometimes referred to hereafter as the "Code") and are trained in its meaning and application,

     - reviewing the knowledge and understanding of our Code and our Company policies and procedures by employees under their supervision and ensuring that refresher programs are provided as necessary,

     - stressing to all employees through word and deed the need for and a continuing commitment to this Code, and

     - maintaining a workplace environment that encourages frank and open communication, free of fear of reprisal, concerning the upholding of the Code.

     All employees are responsible for:

     - reviewing regularly their knowledge and understanding of our Code of Business Conduct,

     - upholding the Code and the policies, procedures, and practices that support it as demonstrated by their daily business conduct,

     - contributing to a workplace environment that is conducive to the maintenance of the Code in daily business activities,

     - seeking help when the proper course of action is unclear or unknown,

     - remaining alert and sensitive to situations which could result in actions by any employee that are illegal, unethical, in violation of the Code or the policies and procedures that support the Code, or otherwise improper,

     - counseling fellow employees when it appears they may be in danger of violating this Code or Company policies and procedures,

     - reporting violations of the Code or state and federal laws and regulations to their supervisors, Department Managers, Division Directors, the General Counsel's Office, the Manager of Internal Audit, or the Audit Committee of the Board of Directors of State Auto Financial Corporation, and

     - annually certifying individual compliance with this Code, in a form prescribed by the Company.

IV. PROGRAM STRUCTURE

     State Auto has established a Business Conduct Committee. This committee is responsible for monitoring compliance with the law, regulations, or this Code, providing guidance respecting business practice issues, overseeing the system for reporting violations and inquiries, and ensuring that employees are protected against reprisals for reporting violations or making any inquiry. The Business Conduct Committee (the "Business Conduct Committee") is chaired by David W. Dalton, Manager, Internal Audit, and the members are Mark A. Blackburn, Senior Vice President, Steven J. Johnston, Senior Vice President, Chief Financial Officer and Treasurer, Robert A. Lett, Vice President, Director of Human Resources and Administrative Services, and the General Counsel, John R. Lowther. While the Business Conduct Committee reports directly to the Audit Committee of the Board of Directors of State Auto Financial Corporation (the "Audit Committee"), the Business Conduct Committee also ensures that the Chief Executive Officer is advised of material developments with respect to matters before the Business Conduct Committee.

     David Dalton, Manager, Internal Audit, will be responsible for the operation of the compliance program that is contemplated by this Code, including the maintenance of training programs that are designed to foster an awareness and understanding of the compliance program. Under direction from the Internal Audit Manager, the Company will conduct education and training programs to facilitate employee awareness and understanding of the legal compliance aspects of this Code. Unless circumstances require otherwise, the Internal Audit Manager, under the direction of the General Counsel, will be responsible for assuring that appropriate investigations are conducted and that disciplinary action is recommended with respect to violators.

     Each State Auto employee has the responsibility to report each violation or potential violation of the Code of which he or she becomes aware. This includes violations or potential violations the employee himself or herself may have inadvertently or otherwise committed. State Auto strongly encourages employees to work with their supervisors on matters concerning the interpretation and application of the Code and in making reports. It is recognized, however, that under certain circumstances direct contact with and reporting to the Business Conduct Committee or the Internal Audit Manager may be warranted. Under such circumstances, an employee should feel free to contact any member of the Business Conduct Committee or the Internal Audit Manager, whose business phone extension in the Home Office is 5615.

     We assure each employee who reports a violation or potential violation of the Code by another that he or she will, to the fullest extent practicable, remain anonymous. Under no circumstances will any such employee be subject to any disciplinary or retaliatory action as a result of filing a report of a violation or a potential violation of applicable law or this Code. Concerns should be reported to the Internal Audit Manager or the Audit Committee. In addition, the Company has created an employee

Ethicsline under a contract with an outside vendor. This Ethicsline is available as an option to employees to report any illegal and unethical activity that causes loss or harm to the Company, its shareholders, policyholders or employees. Employees who are uncomfortable reporting such illegal or unethical conduct to a person within the Company may use the Ethicsline to make an anonymous report.

     In adopting this Code of Business Conduct, the Boards of Directors recognize and intend that the Code will be enforced according to its terms in a manner that is prompt and consistent, while presenting a fair process by which alleged violations are determined. In most cases, the standards of conduct set forth in this Code are objective standards, that if violated will have consequences, up to and including, termination. However, certain standards, particularly in the area of conflicts of interest, involve matters of judgment and potentially the opportunity for an exception to this Code's standards. In that event and in any other circumstance where an exception to any standard might be sought by any employee, officer or director of any State Auto Company, it must be clearly understood that the only party with the authority to make an exception to the Code is the Board of Directors of STFC (the "Board") based on a recommendation of or input from the Audit Committee. If the Board makes any such exceptions, it is required to document them and to cause them to be promptly disclosed to the shareholders of State Auto Financial Corporation.

     The intention of this Code of Business Conduct is to supplement the Employee Reference Guide ("ERG"). In the event a statement made in this Code of Business Conduct conflicts with a statement made in the ERG, the Code of Business Conduct shall be determinative of the Company's position in that matter, unless otherwise expressly set forth in the Code of Business Conduct. Every effort will be made to harmonize the policies set forth in the Code of Business Conduct with those set forth in the ERG, in their application.

V. OUR STANDARDS OF CONDUCT

BUSINESS ACTIVITIES

     State Auto is committed to high ethical standards and responsible conduct in providing our customers with the highest quality insurance protection and the best possible service. State Auto, therefore, has established the following code of conduct to be observed by all employees.

     1. All State Auto employees have an obligation to support the Company's business interests.

     2. State Auto's policy is to conduct its business within the spirit as well as the letter of all applicable laws and regulations, including, without limitation, federal and state antitrust laws. Antitrust compliance is a priority for State Auto. As part of a concerted effort to avoid even the mere appearance of antitrust violations and actual antitrust violations, it is expected that each employee will comply with the antitrust laws outlined on pages 12-13. Questions on antitrust matters should be referred to the General Counsel's Office.

     3. Improper payments, whether illegal political contributions, bribery of public officials, or similar acts, are contrary to the State Auto policy.

     4. State Auto's accounting will conform to statutory insurance accounting practices, to generally accepted accounting principles, and to all applicable laws and regulations, each as interpreted in good faith by the Company's accountants and lawyers. All transactions will be accurately and timely reported and documented in the Company's books and records. All transactions will be recorded in a manner that will permit their audit and control. No false or deceptive entries will be made and all entries must contain appropriate descriptions of the underlying transactions. All corporate funds must be retained in bank accounts in the name of the appropriate company, and no undisclosed or unrecorded funds or assets of State Auto will be established for any purpose. Employees with responsibility for preparing Securities and Exchange Commission ("SEC") disclosure documents and reports are required to ensure that the disclosure in such documents and reports meets the requirements of the law, including, without limitation, the Sarbanes Oxley Act of 2002 and the SEC rules promulgated pursuant thereto. The Company intends for its SEC and shareholder disclosure to be full, fair, accurate, timely and understandable. All legal requirements applicable to the Chief Executive Officer, the Chief Financial Officer and any other executive officers or directors of the Company, as prescribed by the Federal securities laws and applicable regulations of the SEC, must be complied with in full.

     5. Hiring and advancement are based on the position to be filled and the qualifications of the applicant or employee. Terms and conditions of employment, including employee benefits and services, working conditions, and advancement, are provided without regard to race, religion, sex, age, color, marital status, or national origin. Disabilities that do not affect a person's ability to perform essential job functions, or that can be reasonably accommodated, are not considered in employment decisions. Harassment, as described below, is unacceptable.

     6. Pursuant to the Violent Crime Control and Law Enforcement Act of 1994, an individual is prohibited from engaging in the business of insurance if the individual has been convicted of any criminal felony involving dishonesty or a breach of trust unless the individual has obtained the consent of the insurance regulator. Consequently, State Auto will not knowingly hire any employee or other individual engaged in the business of insurance who has been convicted of a felony involving dishonesty or a breach of trust unless the appropriate regulatory consent is sought and has been obtained.

     7. State Auto has adopted a privacy policy which assures the confidentiality of policyholder, applicant, and claimant information necessarily obtained as part of the insurance process. This policy is intended to minimize intrusiveness, maximize fairness, and assure confidentiality.

     8. The foregoing statements of policy, the employment policies set forth in the ERG, as each may be amended from time to time, do not and cannot address every factual circumstance that might present issues for the Business Conduct Committee or the Audit Committee. Therefore, the Company reserves the right for the Business Conduct Committee and the Audit Committee to investigate any breach of trust or violation of applicable law by any employee, officer or director; to reach a determination with respect to the facts, considering all available evidence, and based on those facts, to determine an appropriate response by the Company.

OUTSIDE ACTIVITIES AND CONFLICTS OF INTEREST

  OUR POLICY

     Each employee, officer, and director has a duty of loyalty to State Auto. No person should use his or her position or knowledge gained from it in any manner which has potential for an unacceptable conflict between personal interests and the interests of State Auto. While we rely on character and common sense to avoid such conflicts, we have established the following guidelines governing specific areas of particular, recurring concern.

  OUTSIDE ACTIVITIES

  1. Other Employment -- "Moonlighting" Employees shall not engage in any outside activity that might affect the objectivity and independence of their judgment or conduct in performing their duties and responsibilities for State Auto (by, for example, selling or servicing products that compete with State Auto's or providing a business competitor of State Auto with similar services for which one provides State Auto), or that might embarrass or reflect discredit upon State Auto.

     In addition, employees shall not engage in any outside activity that conflicts with the time required to complete assignments for State Auto. Employees shall also refrain from any outside activity that might involve the use of information that is State Auto's property; nor shall employees, with respect to such outside activity, place themselves in a position that gives them the appearance of representing State Auto or implies that State Auto endorses a particular product, service, or company.

  2. Civil and Charitable Organizations

     State Auto encourages employees to participate in civic and charitable activities as long as these activities do not impair the employee's ability to fulfill duties and responsibilities to State Auto.

     Employees participating in these activities must not divulge or use confidential information of State Auto or, in the absence of specific authorization, express or create the perception that State Auto supports or sponsors the organization.

  3. Business Directorships

     Employees should not accept outside directorships which impose considerable time demands or which involve conflicts of interest with State Auto's business. Nor should they serve on the boards of directors of competing insurance companies.

CONFLICTS OF INTEREST

  1. Personal Financial Interests

     All directors, officers, and employees should avoid any transaction with State Auto in which he or she has a financial interest, direct or indirect, which is of such consequence that it might adversely affect his or her judgment in protecting or advancing the interests of State Auto, or which might, if known, tend to impair public confidence in State Auto.

  2. Use of Proprietary Information -- General

     Any information in any form or medium which relates to the Company's business belongs to the Company, and no person subject to this statement should reveal any confidential information to any unauthorized person, nor take or copy any documents or records belonging to the Company.

     No person should use information, however obtained, in any way that might conflict with State Auto's interests or which would give such person an unfair advantage over other parties.

  3. Business Gifts

     Accepting gifts, entertainment, trips, tickets to sporting events, favors or gratuities valued at more than $150 (singly or in the aggregate from the same person or entity in one calendar year) from third parties doing business with State Auto is generally considered to be beyond common courtesy and is not allowed. This also applies to members of an employee's immediate family. Also prohibited is an employee's receiving from or providing to such persons any of the following: a gift of cash, cash equivalents (e.g., gift certificates) or securities; a loan at less than market rates; a personal service performed for the employee or a family member free of charge or for less than market price; a gift or entertainment of an unlawful nature; a gift or entertainment based on the quantity or volume of merchandise or services purchased or acquired by State Auto; a gift or entertainment offered in return for a specific decision or outcome or offered with the expectation that it will unduly influence any decision the recipient employee might make on behalf of State Auto. It is important to be impartial and to be able to preserve even the appearance of impartiality when dealing with agents, customers, suppliers, or competitors. Not only may the acceptance of gifts or other favors create an appearance of impropriety, it may also create a sense of obligation in the recipient of the gift which creates the opportunity for the recipient to not place the interests of State Auto first. Employees should avoid any relationship which might cause the employee or State Auto to be embarrassed or placed in a questionable ethical position.

  4. Business Entertainment

     Accepting invitations to outings from outside sources which last for several days and where the host would be paying travel, hotel, and other expenses is not allowed except when it is in State Auto's best interest to accept such invitation, and then travel and hotel expenses should be provided by State Auto. Excessive or extravagant business meals or entertainment, considering all attendant circumstances, is also to be avoided.

     Conflicts of Interest is also addressed in the ERG.

VI. INSURANCE POLICIES, RATING PLANS, INSURANCE REGULATIONS

     Our policyholders have a right to expect, and we have an obligation to ensure, that our products and services are delivered at an appropriate price. State Auto will establish rating plans for all of our insurance programs using actuarially sound principles for rate development, including our own experience or the collective experience of other companies reported to insurance rating organizations (e.g., ISO, NCCI, AAIS) when relevant. It is the policy of the Company that all rates, rules, and insurance forms be filed, as required, in the individual states in which State Auto does business. Except as otherwise allowed under the insurance laws of the individual states, it is State Auto's policy that all premiums be developed in accordance with programs filed with the individual state insurance departments.

VII. PRESERVATION OF ASSETS

     It is the responsibility of each employee to preserve the Company's assets, including its property, supplies, consumables, and equipment. No employee shall improperly use corporate or customer resources or permit others to do so. The use of corporate material, equipment, or resources for non-corporate purposes is permitted only with the written approval of managers having the authority to permit such use.

     With the trend in the business environment towards the use of personal computers, inherent in the corporate policy against improper use of corporate resources is a prohibition against duplication of software from one personal computer to another without the express written consent of the software developer and/or vendor. The MIS Division will arrange to have requisite software available on each personal computer. Included in this prohibition is the use on corporately-owned computers of software purchased for an employee's own personal use, except in extenuating circumstances approved in writing by the Director of the MIS Division. Also inherent in the employee's responsibility to preserve Company property is a duty to use Workplace Technology (as defined below) in a professional manner consistent with Company policy guidelines and applicable laws. Workplace Technology is defined to include but is not limited to telephone systems, computers, Internet access, e-mail, voice mail and fax machines used in conducting business of the Company. Workplace Technology should not be used to create, access, send, receive, or store any offensive, inappropriate or disruptive materials as defined in the policy. It also should not be used for personal gain, non-State Auto business activity or for any illegal activity including but not limited to tampering with information databases and software, unauthorized entry to other networks or computers, disobeying trade restrictions, violating civil rights laws or vandalizing or destroying on-line files. All employee activity will be monitored to ensure compliance with the Electronic Data Security Policy, as published by the Company.

VIII. INFORMATION SECURITY

     The very nature of the insurance business requires that we gather and maintain a great deal of personal information about individuals. In addition, we obtain non-public personal information or proprietary information about agents and other business entities with whom we have a relationship. Therefore, we must carefully weigh our business needs against the privacy rights of the individual, agent, or business. Care must be taken with the collection or dissemination of non-public personal information.

     Only legitimate means should be used to collect non-public personal information. Such information should be disclosed to others only as legally required or with a signed, dated disclosure authorization from the individual involved, that meets the requirements of any applicable law.

     Whenever investigative consumer reports are involved with respect to applicants, insureds or potential employees, disclosure should be made only as required and allowed under the Fair Credit Reporting Act. While we may make an effort to provide (directly or indirectly, if appropriate) our insureds with a copy of information we might maintain about such person, prior to that disclosure a legal determination ought to be made with respect to whether or not such information is Company property and if so, should it be disclosed in the circumstances then present. Do not reveal information compiled in anticipation of a civil or criminal action or used or to be used in settling a claim.

     Individuals should be given the opportunity to correct or clarify information in our files about the individual. Our files should be amended as required to reflect a record that is factually accurate.

     In addition to all of the above, it is Company policy to follow all of the requirements of privacy statutes and regulations that are in effect at the federal or individual state level.

     Proprietary information of others in our possession should be safeguarded as legally required or required by contract. We should not be in the possession of proprietary information of third parties, except by permission of such third party or unless such information is otherwise publicly available.

IX. GUIDELINES FOR ELECTRONIC AND WRITTEN COMMUNICATIONS

     Each year the Company's employees produce thousands of electronic and written documents that contain facts and personal inferences, opinions, evaluations, conclusions and judgments. Unfortunately, statements taken out of context may be misinterpreted and take on unfavorable connotations. Therefore, it is important to use care with every memo, report, e-mail communication, or other document every employee produces. This care should extend to handwritten comments in the margin of a document.

     Nearly every document in the Company's files and each employee's files that relate to work place matters and every e-mail (and attachment) is subject to being monitored by the Company and to examination in court or in investigations by government agencies, and eventually to public disclosure. Therefore, it's extremely important that everyone thinks carefully about what is put in writing, both what is said and how it is said.

     The following are guidelines for a responsible approach to writing. The guidelines are not all-inclusive and must be used with well-reasoned judgment and critical analysis. Material written thoughtfully will contain succinct, accurate statements whose meaning will not be susceptible to distortion or misunderstanding when read under different circumstances.

     - Avoid writing anything one would not want to see on the front page of a newspaper.

     - Avoid derogatory characterizations of people and their motives. Stress facts, not opinions.

     - Avoid exaggeration.

     - Be careful about guessing or anticipating facts.

     - Never write a memo or send e-mail labeled "destroy after reading."

     Communications with lawyers for the Company merit special attention.

     - Writing about what lawyers have advised may unintentionally waive the attorney-client privilege to the detriment of State Auto. The purpose of the attorney-client privilege is to encourage full communication between clients and their attorneys. The process by which a client seeks, and a lawyer provides, legal advice will remain confidential and the communications will be protected from later disclosure, as long as neither party does anything to destroy the confidentiality of the communication.

     - Limit the distribution of legal advice to those with a "need to know," or the privilege may be unintentionally lost.

     - When an employee receives written legal advice from a lawyer, the employee should make sure that the employee and the lawyer agree on the appropriate distribution of the document. Any distribution beyond that which the lawyer specifically authorizes could result in the loss of the privilege.

     E-mail also involves some special considerations because of the typical casualness of such communications and because of the medium itself.

     - Anything an employee writes on or saves in a computer owned or provided to the employee by the Company and any work-related materials on the employee's home computer, ("Company

Work") is considered to be State Auto's property and as business records this material could be required to be produced in discovery for a lawsuit.

     - You should have no expectation of privacy in any Company Work.

     - The Company reserves the right to audit and review all Company Work.

     - The Company reserves the right to monitor Internet usage on all computers owned or provided to the employee by the Company (the "Company PC").

     - The Company reserves the right to discipline any employee who abuses or makes inappropriate use of the Company PC or Company e-mail, up to and including termination.

     - The Company reserves the right to produce for government officials any Company Work or other record maintained on a Company PC.

     - Any information transmitted or received by the Company electronically is considered by the Company to be a Company record.

     - Do not use e-mail for frivolous messages or offensive jokes;

     - Protect the employee password and always log off when not using the system to avoid unauthorized access;

     - While State Auto's computer network and its applications are secure, there are many variables that could impact unauthorized access to the employee's information, such as auto print, screen viewing, and the like. Precaution should be taken whenever an employee creates, sends, or receives a message to ensure that sensitive and/or confidential information is not transmitted over State Auto's public networks. Even though an e-mail message may be deleted or erased, it may still be possible to retrieve and read that message.

     All of the above guidelines apply to all materials, including first drafts, handwritten communications, margin comments, file notes, materials on word processing disks, e-mail documents, dictated recordings and videotapes. Each of these, regardless of format or formality, is no less discoverable and potentially damaging in a legal proceeding than a document in final form.

X. FRAUD AND DISHONESTY

     Our business requires the handling of or accounting for thousands of transactions each business day. We have strict rules to guard against fraud or dishonesty and to serve as guidelines for handling such problems when they occur.

     The Internal Audit Department, under the direction of the General Counsel's Office, handles the investigation of any fraud or act of dishonesty. Financial fraud by anyone is a crime. If an employee detects or suspects fraud or dishonesty on the part of any officer, employee or agent of State Auto, any affiliated company or partnership, any supplier, borrower or other person with whom the Company deals, the employee should report it immediately to the Internal Audit Manager, the General Counsel's Office, or the Audit Committee of STFC's board of directors. They will see that the appropriate people are notified and that internal and external investigations are coordinated. The employee may do this anonymously or the employee may direct that his or her identity not be disclosed and that request will be respected as fully as possible, under the attendant circumstances.

     In the event that evidence of a fraud or crime against the Company is established, any involved State Auto employee or agent is subject to termination, and business relationships with others may be severed depending on the severity of the offense.

     After review of the evidence by the General Counsel's Office, and if warranted, prosecution will be initiated when practical, either in the name of the Company or by referral by the General Counsel's Office to an appropriate law enforcement agency.

     Recovery of any loss suffered by the Company as a result of fraud, dishonesty or crime will be made where possible. The handling of each case of fraud or dishonesty will done on a case by case basis, dependent on all the circumstances. However, observe these general guidelines:

     - Don't discuss matters involving possible criminal conduct of an employee with anyone who is not authorized to investigate such conduct.

     - Don't terminate an employee suspected or proven guilty of fraud or dishonesty without agreement of the General Counsel's Office and Human Resources Director or his or her designee.

     - Don't promise not to report a crime to law enforcement authorities to encourage the return of stolen funds or for any other reason.

     - Don't attempt to destroy evidence of suspected criminal activity.

     - Give all reasonable help to any law enforcement agency prosecuting a criminal complaint. Such assistance will be coordinated through Internal Audit and the General Counsel's Office.

XI. POLITICAL CONTRIBUTIONS AND ACTIVITIES

     State Auto encourages its employees to participate in public affairs and community activities. Each employee must recognize, however, that such participation must be on an individual basis, on one's own time, and at one's own expense. When an employee speaks out on public issues, the employee must be clear that he or she is doing so as an individual. An employee should not give the appearance that he or she is speaking or acting on behalf of State Auto or an affiliated company, absent express authority to do so.

     Except under limited circumstances, State Auto's policy prohibits the use of corporate money or property to support activities of political candidates. Federal law expressly prohibits State Auto from using corporate money or property for political purposes in federal elections.

     Company funds or property may be used in support of political parties or candidates for office or nomination on a state or local level where permitted by applicable state law and provided the board of directors of the applicable State Auto entity approves or ratifies the contribution and all local legal requirements are met.

XII. COMPLIANCE WITH ANTITRUST LAWS

     "Antitrust" is a blanket term used for the Clayton, Sherman, Robinson-Patman, and Federal Trade Commission Acts. The main objective of antitrust laws is to preserve competition and an open market. The U. S. antitrust laws prohibit agreements and activities that may have the effect of reducing competition without providing counterbalancing benefits to customers. Agreements and activities which are or may be prohibited include:

     - Agreements with competitors to fix or control pricing;

     - Agreements with competitors to allocate products, markets or territories;

     - Agreements to boycott certain customers or suppliers;

     - Agreements to refrain from or limit the manufacture, sale, or production of any product;

     - Reciprocal purchase arrangements or tie-in sales.

     It is the policy of State Auto to fully comply with these laws and avoid even the appearance of impropriety.

     Activities of State Auto employees where competitors are involved including, but not limited to, state-mandated or approved committees or boards, as well as any other trade association activities, can raise concerns regarding the antitrust and unfair trade practices laws. Serious legal penalties are imposed on the Company as well as an individual employee found to be in violation of these laws. Requests for additional information and materials and any questions in this regard can be directed to the General Counsel's Office.

XIII. COMPLIANCE WITH SECURITIES LAWS

     It is unlawful and therefore contrary to Company policy for any director, officer, or employee of State Auto, or anyone else who might be deemed an insider, to trade in State Auto Financial Corporation common shares, without par value ("STFC Stock") at a time when he or she knows of material information with respect to State Auto which is not known to the general public or to transmit such information to any other person who may trade on the basis of such information. Information is material if a reasonable investor is likely to consider it important in deciding whether to buy, sell or hold STFC Stock. Insiders for this purpose include not only directors and officers but also any employees who may have such information, and the prohibition on trading while in possession of such information is applicable to all such persons. For any person with such inside information, trading should be resumed only when such information has been sufficiently publicized by official announcement so that the public has had the opportunity to evaluate it. Normally, such information should not be regarded as public until 24 hours after it has been disseminated through a national news medium.

     If any person planning to trade in STFC Stock has a question as to whether or not he or she possesses information that precludes trading under these restrictions, the General Counsel's Office should be consulted.

     In order to avoid any appearance that corporate employees are speculating in STFC Stock, it is the Company's policy that no director, officer, or employee should engage in short sales or purchase or sell puts or calls on STFC Stock or otherwise trade in or write options on State Auto's securities at any time. Finally, it is State Auto's policy that no director, officer, or employee should trade in the securities of another company on the basis of material non-public information about that company obtained as a result of his or her affiliation with State Auto.

     Violation of these rules may result in disciplinary action including, depending upon the circumstances, dismissal.

     It is also unlawful for any officer or director or anyone acting under such person's direction to take any action to fraudulently influence, coerce, manipulate or mislead any independent public accountant in the performance of an audit of the financial statements of STFC for the purpose of rendering such financial statements materially misleading.

     It is illegal for any director or executive officer of State Auto to obtain an extension of credit or receive a loan from or arranged by the Company as a personal loan to such director or executive officer.

     It is a violation of the securities laws for any director or officer of STFC who is required to report his or her transactions in STFC Stock under section 16 of the 1934 Securities Exchange Act (a "Statutory Insider") to fail to report any reportable transactions in STFC Stock within two business days of such transaction.

     It is a violation of the federal criminal law for any person to knowingly alter, destroy, mutilate, conceal, cover up, falsify, or make a false entry in any record or document or tangible document with the intent to impede, obstruct, or influence the investigation or proper administration of any matter within the proper jurisdiction of any department or agency of the United States government.

     It is a violation of the federal securities law to knowingly execute, or attempt to execute a scheme or artifice to defraud a person in connection with any security of an issuer of publicly held securities or to obtain by false or fraudulent pretenses, representations or promises, any money or property in connection with the purchase or sale of publicly held securities.

     The policy on Insider Trading is also covered in the ERG.

XIV. EQUAL EMPLOYMENT OPPORTUNITIES

     In the past several decades a number of state and federal laws have been enacted to protect employees from unlawful discrimination in employment. These laws include the Civil Rights Act of 1964 which prohibits discrimination on the basis of race, sex, color, religion or national origin; the Age Discrimination in Employment Act prohibiting discrimination on the basis of age; and the Americans With Disabilities Act prohibiting discrimination against qualified individuals with disabilities.

     State Auto seeks to employ qualified people without regard to sex, race, color, national origin, age, religion or disability. Furthermore, it has long been the policy of State Auto to maintain a working environment free from unlawful discrimination.

     In order to maintain this standard, State Auto requires its employees to treat one another with respect and to refrain from engaging in all forms of unlawful discriminatory conduct. Harassment, in any form, lowers morale, is damaging to the work environment, and may be unlawful. No State Auto employee may harass any other employee in a manner which affects the employee's terms or conditions of employment. Although it is difficult, if not impossible, to list all types of improper harassing conduct, employees are prohibited from making slurs, epithets, threats or derogatory comments toward other employees.

     Harassment consists of any deliberate or repeated, unsolicited verbal comments, gestures, or physical contact which are unwelcome by another employee based on sex (with or without sexual conduct), race, color, religion, national origin, age, disability, or an employee's opposition to prohibited discrimination or participation in a complaint process.

     Furthermore, harassment will be considered to include posting, displaying or disclosing objectionable photographs, calendars, posters, or electronic images of objectionable material, etc., in any work area.

     Any employee who is subject to the conduct described above or finds any person's behavior or language offensive, is encouraged to ask the individual to stop making the objectionable comments or engaging in inappropriate conduct. If the conduct continues or if an employee prefers not to deal directly with an offending employee, the employee should report the offensive conduct to his/her supervisor, manager, Division Director, or the Human Resources Division.

     Complaints concerning sexual harassment or any other type of unlawful discriminatory conduct will be investigated promptly. Reasonable measures will be taken to preserve the confidentiality of information that is discovered during the investigation. State Auto will take disciplinary action against any employee who is found to have harassed another employee.

     State Auto recognizes that the question of whether a particular action, comment or incident is purely personal, or arising out of a social relationship without a discriminatory employment effect requires a factual determination based on all facts in each case. State Auto also recognizes that false accusations of harassment can have serious effects on innocent employees. Therefore, persons found to have made false accusations will be subject to the same disciplinary action applicable to an employee found guilty of harassment.

     Finally, filing a complaint or otherwise reporting any discriminatory behavior, including harassment, will not reflect upon the reporting employee's status nor will it have any effect on future employment, advancement, work assignments or any other aspect of the employment relationship.

     State Auto's Non-Harassment policy is also described in the ERG.

XV. MARKETING

     In marketing our products, we must observe all of the antitrust principles noted previously. There are, however, some additional principles that should govern our conduct.

     Advertising should always be truthful and in compliance with the insurance laws and regulations of the individual states in which State Auto does business. If we make specific claims about our services, we should have evidence to substantiate those claims. We should not label or market our products in any manner that might cause confusion between our products and those of any of our competitors.

     We should not disparage any of the products, services, or employees of any of our competitors. If we do engage in any comparison of our services as against those of our competitors, such comparisons must be fair and accurate.

     We will market our services on the basis of price, quality, and service. Corporate policy is to forego any business which can only be obtained by illegal or improper means.

XVI. ENVIRONMENTAL COMPLIANCE

     State Auto's policy is to preserve natural resources to the maximum extent reasonably possible. Of course, State Auto must fully comply with all state and federal laws relating to the protection of the environment in the conduct of business. All toxic or hazardous waste generated by the Company by whatever means must be stored as required by applicable law and must be recycled or disposed of at state or federally approved facilities which have also been approved by State Auto.

XVII. COMPLIANCE AND DISCIPLINE

     We are resolved that the business of State Auto will be conducted with integrity to serve the overall interests of our policyholders, shareholders, agents, suppliers, and employees. Strict compliance with this Code of Business Conduct by each of us is mandatory.

     This Code of Business Conduct is vital to State Auto and should be taken seriously by all employees. Accordingly, violations of the Code will not be tolerated and violations will result in penalties ranging from warnings and reprimands to discharge as deemed appropriate. Willful disregard of criminal statutes underlying this Code may require the Corporation to refer such violation for criminal prosecution or civil action.

XVIII. ADDITIONAL BUSINESS CONDUCT AND ETHICS MATERIAL

     This Code has been established to ensure that each State Auto employee is familiar with the intent and policies of State Auto toward business conduct and ethics. However, no code of business conduct and ethics, no matter how carefully set forth, can cover every situation in our daily business lives that may require an ethical decision. If you face a situation that you are unsure of, use your common sense and answer the following questions:

     - Is the action legal? (Call the General Counsel's Office if you are not certain).

     - How will it look on the front page of the newspaper?

     - Would the action embarrass you if discussed among your professional peers?

     - If you take the action, will you feel good about it?

     - Does the action prompt you to question your moral or ethical values?

     If you are still unsure, ask your supervisor or contact any member of the Business Conduct Committee, the General Counsel's Office, or the Internal Audit Manager, whose Home Office extension is 5615.

                        STATE AUTO FINANCIAL CORPORATION
                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
                                (SARBANES-OXLEY)
                 SPECIAL SUPPLEMENT TO CODE OF BUSINESS CONDUCT

     This code of ethics (the "Code") applies to State Auto Financial Corporation's (the "Company") senior financial officers, including the Company's chief executive officer, chief financial officer, controller, treasurer, and chief internal auditor, if any (collectively "senior financial officers"). The Company's senior financial officers shall (absent a waiver from the Company's board of directors, including a majority of the board's independent directors, after full disclosure), to the best of their knowledge and ability, adhere to and advocate the following principles and responsibilities governing their professional and ethical conduct. The failure to adhere to the Code will result in the disciplinary action deemed appropriate by appropriate supervisory personnel or by the Company's board of directors, which may include termination of employment.

     1. Senior financial officers shall act with honesty and integrity. Senior financial officers shall ethically handle all actual or apparent conflicts of interest between personal and professional relationships.

     2. Senior financial officers shall endeavor to provide information that is full, fair, accurate, timely, and understandable in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission ("SEC") and other public filings or communications made by the Company.

     3. Senior financial officers shall endeavor to faithfully comply with all laws, rules and regulations of federal, state, and local governments, and all applicable private or public regulatory agencies.

     4. Senior financial officers shall not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised.

     5. Senior financial officers shall not use for personal advantage confidential information acquired in the course of their employment.

     7. Senior financial officers shall promptly report to the audit committee any violation or suspected violation of the Code.

     Each senior financial officer is expected to adhere at all times to both this Code and the Company's Code of Business Conduct. Only the board of directors or a committee designated by the board of directors shall have the authority to approve any deviation or waiver from this Code. Any waiver, including to whom it was granted and the date thereof, and the reasons for it shall be promptly disclosed in a filing on Form 8-K with the SEC or, subject to satisfaction of any condition established by the SEC, posted on the Company's website.

ACKNOWLEDGED AND AGREED TO:

---------------------------------------------
Effective Date January 24, 2003

                                  DETACH CARD
--------------------------------------------------------------------------------

STATE AUTO FINANCIAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert H. Moone, and in the event he is unable to so act, Steven J. Johnston and John R. Lowther, and any one or more of them, Proxies, with full power of substitution, to represent and vote all common shares, without par value, of State Auto Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company's principal executive offices located at 518 East Broad Street, Columbus, Ohio on Friday, May 23, 2003, at 10:00 A.M., EDST, and at any and all adjournments thereof.

    Proposal 1 -- ELECTION OF THE FOLLOWING                   WITHHELD        [ ]
                  NOMINEES AS CLASS III DIRECTORS:            for all Nominees
                  FOR all Nominees        [ ]
                  (except as marked to the contrary)

                    Urlin G. Harris, Jr. and Richard K. Smith.
   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) PRINT THE NAMES IN THE SPACE BELOW

   -----------------------------------------------------------------------------

   Proposal 2 -- Approval of Amendment No. 4 to 2000 Directors Stock Option
                 Plan.

        [ ]  For                [ ]  Against                [ ]  Abstain


   Proposal 3 -- The shareholder proposal as set forth in the Proxy Statement.

        [ ]  For                [ ]  Against                [ ]  Abstain


   Proposal 4 -- In the discretion of the named proxies, to vote on all other matters that may properly come before the meeting or any adjournment thereof.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

                        State Auto Financial Corporation

(Continued from the other side)

The shares represented by this Proxy will be voted as directed by the shareholder. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3.

                                                    [ ] I PLAN TO ATTEND MEETING

                                              Date..............................

                                              ..................................
                                              Signature

                                              ..................................
                                              Signature

                                              Please mark, date and sign as your
                                              name appears below and return in
                                              the enclosed envelope. If acting
                                              as executor, administrator,
                                              trustee, guardian, etc., you
                                              should so indicate when signing.
                                              If the signer is a corporation,
                                              please sign the full corporate
                                              name by a duly authorized officer.
                                              If shares are held jointly, each
                                              stockholder named should sign.